UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material under §240.14a-12

COMMERCIAL VEHICLE GROUP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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COMMERCIAL VEHICLE GROUP, INC.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-5360
April 13, 2017
Dear Stockholder:
You are cordially invited to attend our 2017 Annual Meeting of Stockholders, which will be held on Tuesday, May 16, 2017, at 1:00 p.m. (Eastern Time) at the Courtyard by Marriott Columbus-New Albany, located at 5211 Forest Drive, New Albany, OH 43054. With this letter, we have enclosed a copy of our 2016 Annual Report on Form 10-K, notice of annual meeting of stockholders, proxy statement and proxy card. These materials provide additional information concerning the annual meeting. If you would like another copy of the 2016 Annual Report, please contact Aneezal H. Mohamed, General Counsel, Compliance Officer and Secretary, and one will be mailed to you.
At this year’s annual meeting, the agenda includes the following purposes:

1.	The election of seven directors to hold office until the 2018 Annual Meeting of Stockholders;

2.	A vote to approve the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan;

3.	A vote on a non-binding advisory proposal on the compensation of our named executive officers;

4.	A vote on a non-binding advisory proposal on the frequency of the advisory vote on the compensation of our named executive officers;

5.	To ratify the appointment of our independent registered public accounting firm; and

6.	To consider any other matters or transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
The Board of Directors recommends that you vote FOR each of these proposals. Members of the Board of Directors and our executive officers will be present to discuss the affairs of the Company and to answer any questions you may have.
It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented at the meeting. If you do attend the Annual Meeting after returning a proxy card, you may, of course, withdraw your proxy and vote in person at the Annual Meeting.
We believe we are be better positioned in 2017 to capture long-term growth in our global markets and expect to further strengthen our ability to deliver improved returns throughout the business cycle. I look forward to seeing you at the Annual Meeting and sharing the results of our efforts with you throughout the coming year.

Sincerely,

Patrick E. Miller
President and Chief Executive Officer

COMMERCIAL VEHICLE GROUP, INC.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-5360

The 2017 Annual Meeting of Stockholders of Commercial Vehicle Group, Inc. will be held on Tuesday, May 16, 2017, at 1:00 p.m. Eastern Time, at the Courtyard by Marriott Columbus-New Albany located at 5211 Forest Drive, New Albany, OH 43054.
The annual meeting is being held for the following purposes:

1.	To elect seven directors to hold office until the 2018 Annual Meeting of Stockholders;

2.	To vote to approve the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan;

3.	To vote on a non-binding advisory proposal on the compensation of the named executive officers;

4.	To vote on a non-binding advisory proposal on the frequency of the advisory vote on the compensation of the named executive officers;

5.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Commercial Vehicle Group, Inc. for the fiscal year ending December 31, 2017; and

6.	To consider any other matters or transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
These items are discussed in the following pages. Only stockholders of record at the close of business on March 27, 2017, will be entitled to vote at the annual meeting.
Enclosed with this Notice of Annual Meeting of Stockholders is a proxy statement, related proxy card with a return envelope and our 2016 Annual Report on Form 10-K. The 2016 Annual Report on Form 10-K contains financial and other information that is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.
By Order of the Board of Directors

Aneezal H. Mohamed
General Counsel, Compliance Officer
and Secretary

April 13, 2017

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the annual meeting may revoke their proxies and vote in person if they so desire.

COMMERCIAL VEHICLE GROUP, INC.

QUESTIONS AND ANSWERS ABOUT VOTING
Q:	Why did you send me this proxy statement?

A:
This proxy statement is being sent to you because our Board of Directors is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders. This proxy statement includes information required to be disclosed to you in connection with our solicitation of proxies in connection with the Annual Meeting. Stockholders of record as of the close of business on March 27, 2017, which is the record date, are entitled to vote. This proxy statement and the related proxy card are first being sent on or about April 17, 2017 to those persons who are entitled to vote at the Annual Meeting.

Q:	How many votes do I have?

A:	Each share of our common stock that you own entitles you to one vote on each matter to come before the annual meeting.

Q:	How do I vote?

A:	You can vote on matters presented at the annual meeting in four ways:
1) You can vote by filling out, signing and dating your proxy card and returning it in the enclosed envelope, OR
2) You can vote over the Internet, OR
3) You can vote by telephone, OR
4) You can attend the annual meeting and vote in person.

Q:	How do I vote by proxy?

A:
If you properly fill out your proxy card and send it to us prior to the Annual Meeting, your shares will be voted as you have directed. If you do not specify a choice on your proxy card, the shares represented by your proxy card will be voted FOR the election of all nominees named in this proxy statement, FOR the approval of the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan, FOR the approval of the compensation of our named executive officers, to recommend that the advisory vote on executive compensation occur ANNUALLY (as opposed to every 2 years or every 3 years) as disclosed in this proxy statement, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017

Q:	How do I vote by Internet?

A:	By logging onto www.investorvote.com/cvgi and following the instructions.

Q:	How do I vote by telephone?

A:	By dialing 1-800-652-VOTE(8683) and following the instructions.

Q:	How do I vote in person?

A:	If you attend the annual meeting, we will give you a ballot upon request.

Q:	Who can attend the meeting?

A:
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting upon presentation of proper identification. Registration and seating will begin at 12:30 p.m., Eastern Time. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to the meeting place by calling our corporate offices at (614) 289-5360.

Please note that if you hold your shares in “street name” (that is, beneficially through a broker or other nominee), you will need to bring a copy of your voting instruction card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding instructions to vote your shares.

Q:	Can I change my vote or revoke my proxy after I have mailed my proxy card?

A:	You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways:
First, you can send a written notice to the General Counsel, Compliance Officer and Secretary at our headquarters stating that you would like to revoke your proxy.
Second, you can complete and submit a new proxy card.
Third, you can attend the annual meeting and vote in person.
Simply attending a meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote.

Q:	What items of business will be voted on at the Annual Meeting?

i

A:
We are holding the Annual Meeting in order to: (1) elect seven directors to hold office until the 2018 Annual Meeting of Stockholders; (2) vote to approve the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan; (3) vote on a non-binding advisory proposal on the compensation of the named executive officers; (4) vote on a non-binding advisory proposal on the frequency of the advisory vote on compensation of our named executive officers and (5) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

Q:	Will there be any matters voted upon at the annual meeting other than those specified in the Notice of Annual Meeting?

A:
Our Board of Directors does not know of any matters other than those discussed in this proxy statement that will be presented at the annual meeting. If other matters are properly brought before the meeting and we do not have notice of these matters within a reasonable time prior to the annual meeting, all proxies will be voted in accordance with the recommendations of our Board of Directors. If for any reason any of the nominees is not available as a candidate for director, the person named as proxy holder will have the discretion to vote for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	How are votes counted?

A:
Stockholders of record of our common stock as of the close of business on March 27, 2017 are entitled to vote at the annual meeting. As of March 27, 2017, there were 30,852,227 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on each matter to come before the annual meeting. Under Delaware law, if you have returned a valid proxy or attend the meeting in person, but abstain from voting, your stock will nevertheless be treated as present and entitled to vote. Your stock, therefore, will be counted in determining the existence of a quorum and, even though you have abstained from voting, will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting, such as approval of the compensation of our named executive officers, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year, and the approval of the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan, and will constitute a vote for "ABSTAIN" with respect to the non-binding advisory proposal on the frequency of the advisory vote on executive compensation. Under Delaware law, “broker non-votes”, as defined later in this proxy statement, are also counted for purposes of determining whether a quorum is present, but are not counted in determining whether such matters have been approved.

Q:	How are proxies being solicited and who pays for the solicitation of proxies?

A:
Initially, we will solicit proxies by mail. Our directors, officers and employees may also solicit proxies in person or by telephone without additional compensation. We will pay all expenses of solicitation of proxies.

Q:	Can I access this proxy statement and the Company’s 2016 Annual Report on Form 10-K electronically?

A:
The proxy statement and our 2016 Annual Report on Form 10-K are available through the investor page on our website at www.cvgrp.com/proxy and through our transfer agent’s website at www.edocumentview.com/cvgi.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 16, 2017.
This proxy statement and our 2016 Annual Report are available at www.cvgrp.com/proxy and www.edocumentview.com/cvgi.

ii

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Commercial Vehicle Group, Inc., a Delaware corporation (“CVG”), of proxies for use in voting at the Annual Meeting of Stockholders scheduled to be held on May 16, 2017 and at any postponement(s) or adjournment(s) thereof (the “Annual Meeting”). This proxy statement and the related proxy card are being mailed to holders of our common stock, commencing on or about April 17, 2017. References in this proxy statement to “Company”, “we”, “our”, or “us” refer to CVG, unless otherwise noted.
Voting and Revocability of Proxies
When proxies are properly dated, executed and returned, the shares they represent will be voted as directed by the stockholder on all matters properly coming before the Annual Meeting.
Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:

1.	FOR the nominees for directors named in this proxy statement;

2.	FOR the approval of the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan;

3.	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;

4.
To recommend, on a non-binding advisory basis, that the advisory vote on compensation of our named executive officers occur ANNUALLY (as opposed to every 2 years or every 3 years) as disclosed in this proxy statement; and

5.	FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2017.
In addition, if other matters come before the Annual Meeting and we do not have notice of these matters within a reasonable time prior to the Annual Meeting, all proxies will be voted in accordance with the recommendations of our Board of Directors. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holder will have the discretion to vote for such other candidate or candidates as may be nominated by the Board of Directors.
Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so; provided that if you have instructed a broker to vote your shares, you must follow the directions you received from your broker to change your vote. In addition, your proxy may be revoked at any time prior to its exercise either by giving written notice to our General Counsel, Compliance Officer and Secretary prior to the Annual Meeting, by submission of a later-dated proxy or attending the Annual Meeting and voting in person.
At the Annual Meeting, the inspector of election will determine the presence of a quorum and will tabulate the results of the stockholders’ voting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the “DGCL”), properly executed proxies marked “abstain” as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting (“broker non-votes”), will be considered “present” for the purposes of determining whether a quorum has been achieved at the Annual Meeting.
The seven nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Consequently, any shares of common stock present in person or by proxy at the Annual Meeting but not voted for any reason, including abstentions and broker non-votes, have no impact in the election of directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number or percentage of votes. Stockholders have no right to cumulative voting as to any matter, including the election of directors.
For Proposal No. 4, with respect to the frequency of the advisory vote on compensation of our named executive officers, the frequency option receiving a majority of the votes cast will determine the stockholders' preferred frequency for holding an advisory vote on compensation of our named executive officers. If none of the frequency options receive a majority of the votes cast, a plurality of the votes cast for Proposal No. 4 will determine the stockholders' preferred frequency for holding an advisory vote on compensation of our named executive officers. This means that the option for holding an advisory vote every 1 year, 2 years, or 3 years receiving the greatest number of votes will be considered the preferred frequency of the stockholders. Abstentions and broker non-votes will not count toward the determination of whichever of 1 year, 2 years, or 3 years is approved.

All other matters to be considered at the Annual Meeting require the favorable vote of a majority of the shares present either in person or by proxy at the Annual Meeting. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and, therefore, have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.
Record Date and Share Ownership
Only stockholders of record of the common stock on our books at the close of business on March 27, 2017 will be entitled to vote at the Annual Meeting. On that date, we had 30,852,227 shares of common stock outstanding. A list of our stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at our headquarters, located at 7800 Walton Parkway, New Albany, OH 43054, for a period of ten (10) days prior to the meeting. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board currently consists of seven members. The Board has nominated seven nominees -- Scott C. Arves, Harold C. Bevis, Roger L. Fix, Robert C. Griffin, Patrick E. Miller, Wayne M. Rancourt, and Richard A. Snell for election as directors at the Annual Meeting, and such nominees will, if elected, serve for a term expiring at the annual meeting in 2018. Each of the director nominees has agreed to be named in this proxy statement and to serve as director if elected and has been nominated by a non-management director of the Nominating and Corporate Governance Committee. All seven nominees currently serve as directors of CVG. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named on the enclosed proxy card as proxy holders will have the discretion to vote for such other candidate or candidates as may be nominated by the Board of Directors.

Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause will be filled by the Board provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director.

Information regarding our director nominees and our one director not subject to reelection at the Annual Meeting is set forth below:

Name	Age	Position
Richard A. Snell(4)	75	Chairman and Director
Patrick E. Miller	49	President, Chief Executive Officer and Director
Scott C. Arves(1)(3)(4)	60	Director
Harold C. Bevis(1)(2)(4)	57	Director
Roger L. Fix(1)(3)(4)	63	Director
Robert C. Griffin(1)(2)(4)	69	Director
Wayne M. Rancourt(2)(3)(4)	54	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Independent Director as defined in Rule 5605(a)(2) of the NASDAQ marketplace rules.
There are no family relationships between or among any of our directors or executive officers. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.
Our directors draw on their leadership experience from a wide variety of industries and their expertise in manufacturing, operations, financial and compliance matters to serve our company and our stockholders. The directors also serve as counselors and critics to management.
Director Nominees
Scott C. Arves has served as a Director since July 2005. From January 2007 to June 2015, Mr. Arves served as President and Chief Executive Officer of Transport America, a truckload, intermodal and logistics provider. Prior to joining Transport America, Mr. Arves was President of Transportation for Schneider National, Inc., a provider of transportation, logistics and related services, from May 2000 to July 2006. Mr. Arves brings over 30 years of transportation experience to his role as Director, including 19 years of P&L experience and 16 years as a Division President or Chief Executive Officer.
Harold Bevis has served as a Director since June 2014. He brings 30 years of leadership experience to the Board, including 20 years of experience as a business leader with leadership assignments at GE and Emerson Electric; and 14 years of experience as a CEO, President and Director of global manufacturing companies. He has worked in public companies for 15 years and private companies for 15 years. Mr. Bevis is currently President, Chief Executive Officer and Director of Xerium Technologies, Inc. (NYSE:XRM) since August 2012. Mr. Bevis earned a bachelor-of-science degree in engineering from Iowa State University and a master's degree from Columbia University and is a certified Green Belt in Lean Six Sigma.
Roger L. Fix has served as a Director since June 2014. He currently serves as a member of the board of directors of Standex International Corporation. He served as Non-Executive Chairman from 2014 - 2016, and President and Chief Executive Officer of Standex from 2003 to 2014. He was Standex’s President and Chief Operating Officer from 2001 to 2003. Prior to joining Standex, Mr. Fix held a number of general management positions at Emerson Electric, the TI Group, plc and TRW over a period of more than 20 years. Mr. Fix has served as a director of Flowserve Corporation since 2006 and serves as the Chairman of the Corporate Nominating and Governance Committee and a member of the Audit Committee. Mr. Fix earned a master’s degree in mechanical engineering from the University of Texas and a bachelor-of-science degree in mechanical engineering from the University of Nebraska.
Robert C. Griffin has served as a Director since July 2005. His career spanned over 25 years in the financial sector, including Head of Investment Banking Americas and Management Committee Member for Barclay’s Capital from 2000 to 2002. Prior to that, Mr. Griffin served as the Global Head of Financial Sponsor Coverage for Bank of America Securities and a member of its Montgomery Securities Subsidiary Management Committee from 1998 to 2000 and as Group Executive Vice President of Bank of America and a member of its Senior Management Committee from 1997 to 1998. Mr. Griffin served as a Director of GSE Holdings, Inc., from December 2011 to August 2014 where he was Chairman of the Board and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Griffin serves as a Director of Builders FirstSource, Inc., where he is Chairman of the Audit Committee, a member of the Compensation Committee and the Nominating Committee and was Chairman of their Special Committee in 2009 and 2015, and as a Director of The J.G. Wentworth Company where he is currently Chairman of the Audit Committee. Mr. Griffin brings strong financial and management expertise to our Board through his experience as an officer and director of a public company, service on other boards and his senior leadership tenure within the financial industry.
Patrick E. Miller has served as a Director and as the President and Chief Executive Officer of the Company since November 2015. Mr. Miller has been with the Company since 2005. During this time, he served in the capacity of Senior Vice President & General Manager of Aftermarket; Senior Vice President of Global Purchasing; Vice President of Global Sales; and Vice President & General Manager of North American Truck and Vice President & General Manager of Structures. Prior to joining the Company, Mr. Miller held engineering, sales, and operational leadership positions with Hayes Lemmerz International, Alcoa, Inc. and ArvinMeritor. He holds a Bachelor of Science in Industrial Engineering from Purdue University and a Masters of Business Administration from the Harvard University Graduate School of Business. Mr. Miller brings his extensive leadership skills and management talent, as well as his understanding of our business, operations, products, markets and customers, to the Board.
Wayne M. Rancourt has served as a Director since July 2016. He has served as the Executive Vice President, Chief Financial Officer & Treasurer of Boise Cascade Company, a North American-based manufacturing and distribution company. Mr. Rancourt has over 30 years of experience in various finance-related roles, including chief financial officer, treasurer, investor relations, strategic planning, as well as internal audit, and brings that financial experience to our Board. Mr. Rancourt received a Bachelor of Science degree in Accounting from Central Washington University.

Richard A. Snell has served as a Director since August 2004 and as Chairman since March 2010. He served as Chairman and Chief Executive Officer of Qualitor, Inc. from May 2005 until April 2015 and as an Operating Partner at HCI Partners from 2003 to December 2015. Mr. Snell served as Chairman and Chief Executive Officer of Federal-Mogul Corporation, an automotive parts manufacturer, where he served from 1996 to 2000, and as Chief Executive Officer at Tenneco Automotive, also an automotive parts manufacturer, where he was employed from 1987 to 1996. Mr. Snell served as a Director of Schneider National, Inc., a multi-national trucking company, and as a member of their Compensation and Governance Committees from 1996 to 2011.

Retirement of a Director
Effective December 31, 2016, David R. Bovee, a Director since October 2004, retired from the Board after serving 12 years on the Board. As Mr. Bovee’s seat on the Board was not replaced, as of January 1, 2017, the size of our Board was reduced from eight to seven members.
Corporate Governance
Independent Directors and Leadership Structure
The Board has determined that Messrs. Arves, Bevis, Fix, Griffin, Rancourt, and Snell are independent directors, as independence is defined in Rule 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”) marketplace rules. The Board has not adopted categorical standards in making its determination of independence and instead relies on standards set forth in the NASDAQ marketplace rules. In making this determination, the Board considered all provisions of the definition in the standards set forth in the NASDAQ marketplace rules. Each member of the Audit Committee of the Board meets the heightened independence standards required for audit committee members under the NASDAQ marketplace rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our Board structure provides for an independent, non-executive chairman whose principal responsibility to our Company is leading the Board, thereby allowing our President and CEO to focus on running our Company. We are confident that this structure is optimal at this time as it allows the President and CEO to devote his full attention and energy to the challenges of managing the business while the chairman facilitates board activities and the flow of information between management and the Board.
Our Board currently has six independent members and one non-independent member, the President and CEO. Collectively, these individuals offer decades of relevant industry expertise, executive management experience and governance expertise. A number of our independent board members also serve, or have served, as members of senior management or as directors of other public companies. We have three board committees consisting entirely of independent directors, each of which is chaired by a different director. We believe the independence of all but the President and CEO and background of the individuals who comprise our Board, along with the oversight of a non-executive chairman, offers our Company and our stockholders diverse leadership and governance experience, including manufacturing, transportation, logistics, and finance.

Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. As provided in our Nominating and Corporate Governance Committee charter, the Chairman of the Nominating and Corporate Governance Committee serves as chairman of the meetings of the independent directors in executive session. Stockholders and third parties may communicate with our independent directors through the Chairman of the Nominating and Corporate Governance Committee, c/o Aneezal H. Mohamed, General Counsel, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. During 2016, our independent directors met in executive session four times. As of the date of this proxy statement, our independent directors have met in executive session once so far in 2017.
Corporate Governance Guidelines

The Board adopted corporate governance guidelines on March 8, 2011, upon the recommendation of the Nominating and Corporate Governance Committee, which guidelines were amended on March 10, 2016 and March 9, 2017. The guidelines are posted on our website at www.cvgrp.com.

We will continue to review and examine our corporate governance policies and leadership structure on an annual basis in light of our changing needs.
The Role of the Board in Risk Oversight
As provided in our Audit Committee Charter, the Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The Audit Committee reviews and evaluates our risk management policies with respect to our business strategy, capital strength and overall risk tolerance. On a periodic basis, the Audit Committee evaluates and discusses with management our risk assessment and risk management policies, including the internal system to review operational risks, procedures for investment and trading and safeguards to ensure compliance with procedures. The Audit Committee reports regularly to the full Board about these matters. The Audit Committee and the full Board consider our risk profile and focus on the most significant risk factors facing us to ensure that all material risks are identified and appropriate risk mitigation measures are implemented. The Audit Committee and the full Board work with management to oversee the day-to-day application of risk management policies and protocols, including controls over cash and investments, currency exposures and interest rate and commodities risks.
Meetings of the Board and its Committees
The Board held four regular quarterly meetings during fiscal year 2016. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each director is expected to attend each meeting of the Board and those committees on which he serves. In addition to meetings, the Board and its committees review and act upon matters through written consent actions. All of the directors who were then serving on the Board attended 75% or more of the total number of meetings of the Board and committees for which they served. The Board has a policy that members of the Board are encouraged to attend annual meetings of stockholders. All of the directors who were then serving on the Board attended the 2016 Annual Meeting of Stockholders.
Audit Committee
Our Audit Committee is comprised of Messrs. Bevis, Griffin (Chairman), and Rancourt, all of whom are independent under the heightened independence standard required for audit committee members by the NASDAQ marketplace rules and Rule 10A-3 under the Exchange Act. Each of Messrs. Bevis, Rancourt, and Griffin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee is responsible for:

•	The appointment, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report;

•	Reviewing the independence of the independent registered public accounting firm and taking, or recommending that our Board take, appropriate action to oversee their independence;

•	Approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

•	Overseeing our accounting and financial reporting processes and the audits of our financial statements;

•
Establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	Engaging independent counsel and other advisors as the Audit Committee deems necessary;

•	Determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

•	Reviewing and assessing the adequacy of its formal written charter on an annual basis; and

•	Such other matters that are designated by the Audit Committee charter or our Board.
Our Board adopted a written charter for our Audit Committee, which is posted on our website at www.cvgrp.com. The Audit Committee met eight times during fiscal 2016.
KPMG LLP currently serves as our independent registered public accounting firm.
Compensation Committee
The Compensation Committee is comprised of Messrs. Arves (Chairman), Bevis, Fix, and Griffin, all of whom are independent as independence is defined by Rule 5605(a)(2) of the NASDAQ marketplace rules. The Compensation Committee is responsible for:

•	Reviewing the performance of the President and CEO on an annual basis;

•	Reviewing and determining the compensation of the President and CEO and all other executive officers;

•	Reviewing our compensation policies and programs to ensure they are aligned with corporate objectives;

•
Overseeing the design and administration of our equity-based and incentive compensation plans, including the Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan”) and the Fourth Amended and Restated Equity Incentive Plan (the “Prior Plan”);

•
Reviewing and discussing with management the Compensation Discussion and Analysis section of this Proxy Statement and recommending to the Board whether the Compensation Discussion and Analysis should be included in our annual proxy statement;

•	Reviewing and assessing risks associated with the Company’s compensation policies and practices;

•	Reviewing and considering the results of the most recent say-on-pay vote in evaluating and determining executive compensation; and

•	Such other matters that are designated by the Compensation Committee charter or our Board.
Our Board adopted a written charter for our Compensation Committee, which is posted on our website at www.cvgrp.com. The Compensation Committee met four times during fiscal year 2016.
Compensation Committee Interaction with Compensation Consultants

During 2016, the Compensation Committee engaged Pearl Meyer (“Pearl Meyer”) and Meridian Compensation Partners, LLC (“Meridian”), executive compensation firms. Pearl Meyer served in an advisory capacity until August 4, 2016. Meridian has been serving in an advisory capacity from August 4, 2016, to assist with the Compensation Committee’s review of the compensation programs for our executive officers, non-employee directors and various aspects of this proxy statement. The Compensation Committee continues to retain Meridian in an advisory capacity relating to executive compensation, including the review of this proxy statement. Although the Compensation Committee retains Meridian with Meridian reporting directly to the Chairman of the Compensation Committee. Meridian interacts directly with our executive officers when necessary and appropriate. Meridian’s advisory services included providing industry and compensation peer group benchmark data and presenting compensation plan design alternatives to the Compensation Committee for consideration. The Compensation Committee considered and assessed all factors specified under Nasdaq Listing Rules with respect to advisor independence and determined that Meridian was an independent executive compensation firm whose scope of work is limited to research and advisory services related to executive compensation, including the review of this proxy statement. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meridian.

Compensation Committee Interaction With Management
Certain of our officers, including but not limited to, the President and CEO, Chief Financial Officer and Chief Human Resources Officer, may from time to time attend Compensation Committee meetings when executive compensation, company performance, team performance and individual performance are discussed and evaluated by Compensation Committee members. The executive officers are asked for their insights, ideas and recommendations on executive compensation matters during these meetings or at other times, and also provide updates on financial performance, mergers and acquisitions, industry status and other factors that the Compensation Committee may consider when making decisions regarding our executive compensation programs.
The Chairman of the Compensation Committee met with the President and CEO in the first quarter of 2017 to discuss his performance and a written performance appraisal was completed for 2016.

Compensation Policies and Practices
The philosophy behind our compensation structure for incentive eligible employees does not create risks that are reasonably likely to have a material adverse effect on the Company. The performance goals and objectives on which incentive awards are tied may include product development, revenue growth, cash flow, operating and cost objectives and initiatives to encourage assertiveness and ingenuity, in each case without rewarding excessive or unnecessary risk taking. Bonus eligibility for 2016 was based solely on consolidated financial performance goals. The financial performance metrics designated by the Compensation Committee for the 2016 annual incentive plan included net sales, operating profit margin and return on average invested capital (“ROAIC”). Net sales and Operating Profit Margin are defined as used in our financial statements. ROAIC is determined by dividing net income as shown in the Company’s audited financial statements by the average of the beginning and ending values of net debt plus stockholders’ equity as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2016. The Compensation Committee sets a maximum limit on incentive award opportunities. The Committee has also adopted executive stock ownership guidelines, anti-hedging policies, and a clawback policy to further mitigate inappropriate risk taking.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Arves, Fix (Chairman), and Rancourt, all of whom are independent, as independence is defined by Rule 5605(a)(2) of the NASDAQ marketplace rules. The Nominating and Corporate Governance Committee is responsible for:

•	Selecting, or recommending to our Board for selection, nominees for election to our Board;

•	Making recommendations to our Board regarding the size and composition of the Board, committee structure and makeup and retirement procedures affecting Board members;

•	Monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance; and

•	Such other matters that are designated by the Nominating and Corporate Governance Committee charter or our Board.
Our Board adopted a written charter for our Nominating and Corporate Governance Committee, which is posted on our website at www.cvgrp.com. The Nominating and Corporate Governance Committee met two times during fiscal year 2016.
The Nominating and Corporate Governance Committee will consider as potential nominees individuals for board membership properly recommended by stockholders. Recommendations concerning individuals proposed for consideration should be addressed to the Nominating and Corporate Governance Committee, c/o Aneezal H. Mohamed, General Counsel, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in our by-laws and described below under "Submission of Stockholders' Proposals and Additional Information".
The Nominating and Corporate Governance Committee has used, to date, both an informal process and a formal process to identify potential candidates for nomination as directors. In the informal process, candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating and Corporate Governance Committee and the Board. In the formal process, the Nominating and Corporate Governance Committee has retained an executive search firm to identify potential candidates for consideration by the Nominating and Corporate Governance Committee and the Board. Generally, candidates have significant business experience. As noted above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. The Nominating and Corporate Governance Committee has established criteria that identify desirable experience for prospective Board members, including experience as a senior officer in a public or substantial private company, breadth of knowledge about issues affecting CVG or our industry, expertise in finance, logistics, manufacturing, law, human resources or marketing. While the Nominating and Corporate Governance Committee does not have a formal diversity policy with respect to nominees, the Nominating and Corporate Governance Committee shares our commitment to an inclusive culture and endorses equal opportunity principles and practices that support these values. Accordingly, the Nominating and Corporate Governance Committee may consider whether a potential nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, as a group, should provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee is committed to nondiscrimination in its selection practices and makes decisions solely on the basis of skills, qualifications and experience. Personal attributes for prospective Board members include integrity and sound ethical character, absence of legal or regulatory impediments, absence of conflicts of interest, demonstrated track record of achievement, ability to act in an oversight capacity, appreciation for the issues confronting a public company, adequate time to devote to the Board and its committees and willingness to assume broad/fiduciary responsibilities on behalf of all stockholders. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of CVG or by an executive search firm or by a stockholder. The Nominating and Corporate Governance Committee considers a director’s past attendance record, participation and contribution to the Board in considering whether to recommend the reelection of such director.
Communication with the Board
Stockholders and other interested parties may communicate with the Board, including the independent directors, as a group or with individual directors, by sending written communications to the directors c/o Aneezal H. Mohamed, General Counsel, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. All such communications will be forwarded to the appropriate directors.
Company Code of Ethics
The Board has adopted a Code of Ethics that applies to the Company’s directors, officers and employees. A copy of the Code of Ethics is posted on our website at www.cvgrp.com. If we waive any provision of our Code of Ethics for our Board or our named executive officers or make material changes to our Code of Ethics, we will disclose that fact on our website within four business days.
Insider Trading Policy
We adopted a corporate policy regarding insider trading and Section 16 reporting that applies to our directors, executive officers and employees. This policy prohibits trading in our common stock under certain circumstances, including while in possession of material, non-public information about us. A copy of the Insider Trading Policy is posted on our website at www.cvgrp.com.
Clawback Policy on Incentive Compensation and Other Equity Grants Upon the Material Restatement of Financial Statements

The Board of Directors has adopted a clawback policy stating that, if any Section 16 officer of the Company engages in any fraud, misconduct or other bad-faith action that, directly or indirectly, causes or contributes to the need for a material accounting restatement of previously filed financial statements for any period as to which a performance based award or other equity grant was made based on the financial results that the Company subsequently restates, such award in excess of what would have been paid without the restatement, made to all Section 16 officers, shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion. A copy of the Clawback Policy is posted on our website at www.cvgrp.com.
Board Policy on Stockholder Rights Plans
The Board has adopted a policy on stockholder rights plans. Pursuant to the policy, our Board will seek and obtain prior stockholder approval of any new stockholder rights plan, unless a majority of the independent directors, in the exercise of their fiduciary duties, deem it to be in our best interests and in the best interests of our stockholders to adopt a stockholder rights plan without the delay in adoption that would arise from obtaining stockholder approval. If the Board so adopts a stockholder rights plan without obtaining prior stockholder approval, the Board will submit the stockholder rights plan to the stockholders for ratification and approval within one year of the Board’s adoption of the plan, or else the stockholder rights plan will automatically expire, without being renewed or replaced, on the first anniversary of the adoption of the stockholder rights plan by the Board. If presented by the Board for stockholder approval at a meeting of the stockholders and not approved by the stockholders, the plan will expire upon the certification of the voting results of such stockholders meeting. A copy of the plan policy is posted on our website at www.cvgrp.com.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.
Vote Required
The seven persons receiving the highest number of FOR votes of shares present in person or represented by proxy at the annual meeting will be elected. A vote to “WITHHOLD” on the election of directors and broker non-votes will have no effect on the vote for the election of directors.
PROPOSAL NO. 2 - APPROVAL OF THE AMENDED AND RESTATED COMMERCIAL VEHICLE GROUP, INC. 2014 EQUITY INCENTIVE PLAN
Conditioned on and subject to obtaining stockholder approval, our Board approved an amendment and restatement of the Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (the “Amended and Restated 2014 Equity Incentive Plan”) to (i) increase the number of authorized shares that can be awarded under the plan to the officers, employees and consultants of the Company or any of its subsidiaries and any non-employee director of the Company by 2,000,000 shares, (ii) require a one-year minimum vesting period for awards granted under the Amended and Restated 2014 Equity Incentive Plan, subject to limited exceptions, (iii) eliminate the reuse of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options and stock appreciation rights (including any shares not issued as a result of the net-settlement of a stock-settled stock appreciation rights), and (iv) prohibit the current payment of dividends and dividend equivalents on unvested awards. Shareholder approval of the Amended and Restated 2014 Equity Incentive Plan also will constitute re-approval of the material terms of the 2014 Equity Incentive Plan for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Current Request to Increase the Share Reserve
Awards under the Amended and Restated 2014 Equity Incentive Plan are a major component of our long-term incentive program for our employees, consultants and members of our Board. As noted in the “Compensation Discussion and Analysis,” we recognize that having an ownership interest in the Company is critical to aligning the financial interests of our employees and shareholders. The Board believes it is important to authorize an additional 2,000,000 shares for grant under the Amended and Restated 2014 Equity Incentive Plan. In this proxy statement, we refer to any grant under the Amended and Restated 2014 Equity Incentive Plan as an “award.” As of March 27, 2017, 978,274 shares were subject to awards outstanding under the 2014 Equity Incentive Plan and 868,311 shares were available for future awards. As of March 27, 2017, approximately 90 or 1% of our employees, officers and non-employee directors participate in the 2014 Equity Incentive Plan, of which two were named executive officers, six were non-employee directors and no consultants. If shareholders do not approve the amendment and restatement to the 2014 Equity Incentive Plan, the 2014 Equity Incentive Plan will remain in effect; however, we anticipate the shares available for equity-based compensation will be quickly depleted, and we will lose our ability to use equity as a compensation tool. Based on the Compensation Committee’s historical practice, the Compensation Committee anticipates that the additional shares requested will enable the Company to maintain its current equity compensation program for at least 3 years, accommodating anticipated grants related to the hiring, retention and promotion of employees. In 2014, 2015 and 2016, the number of shares of common stock underlying equity awards granted (comprised solely of shares of restricted stock) was approximately 572,473, 817,843 and 571,312, respectively. The Compensation Committee expects to continue to grant awards under the Amended and Restated 2014 Equity Incentive Plan consistent with the Company’s historical share utilization rates.
In its determination to approve the amendment and restatement of the 2014 Equity Incentive Plan, the Compensation Committee reviewed the burn rate, dilution and overhang metrics disclosed below, peer group market practices and trends, and the costs associated with the addition of 2,000,000 authorized shares to the plan, including the estimated shareholder value transfer cost.

Re-approval of the Material Terms of the Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan for Purposes of the Approval Requirements of Section 162(m) of the Code
Re-approval of the material terms of the performance goals set forth in the 2014 Equity Incentive Plan will allow certain awards under the Amended and Restated 2014 Equity Incentive Plan to the Company’s Chief Executive Officer and certain other executive officers to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code (“Code section 162(m)”).
Code section 162(m) places a limit of $1 million per person on the amount the Company may deduct in any one year for compensation paid to its Chief Executive Officer and the next three highest compensated officers (other than the Chief Financial Officer). Compensation is exempt from this per-person limit and therefore deductible for tax purposes (even if the $1 million is exceeded) if the compensation paid to any of these individuals satisfies the conditions for “qualified performance-based compensation” set forth under Code section 162(m). One of the conditions requires stockholder approval of the material terms of the performance goals of the Amended and Restated 2014 Equity Incentive Plan under which the compensation will be paid.
For purposes of Code section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation under the plan, (ii) a description of the business criteria on which the performance goal is based, and (iii) either the maximum amount of compensation that can be paid to a covered employee under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied. Each of these aspects of the Amended and Restated 2014 Equity Incentive Plan is discussed below.

Submission of the material terms of the performance goals for performance-based awards should not be viewed as a guarantee that the Company can deduct all compensation under the Amended and Restated 2014 Equity Incentive Plan. Nothing in the following proposal precludes the Board or its Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Code section 162(m).
YOU ARE URGED TO READ THIS ENTIRE PROPOSAL, WHICH EXPLAINS OUR REASONS FOR SUPPORTING THE AMENDMENT AND RESTATEMENT OF THE PLAN.
The Importance of Equity Compensation
Our Board believes that the Amended and Restated 2014 Equity Incentive Plan will provide it flexibility to continue to issue equity compensation in the future at the levels it deems appropriate to:

•	Attract and retain the services of key employees, nonemployee directors and consultants who can contribute to our success;

•	Align the interests of our key employees and nonemployee directors with the interests of our shareholders through certain incentives whose value is based upon the performance of our common stock;

•	Motivate key employees to achieve our strategic business objectives; and

•	Provide a long-term equity incentive program that is competitive with our peer companies.
Our Board strongly believes that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for our shareholders. It further believes that the approval of the Amended and Restated 2014 Equity Incentive Plan is important to our continued success.
Our named executive officers (including Patrick E. Miller) who are current employees of the Company and our non-employee directors will be eligible to receive awards under the Amended and Restated 2014 Equity Incentive Plan and therefore have an interest in this proposal.
Provisions Designed to Protect Shareholders
The Plan and the Company’s governance policies contain a number of provisions that the Company believes are designed to protect shareholder interests, including:

•
No liberal share counting on stock options or stock appreciation rights. The Amended and Restated 2014 Equity Incentive Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options and stock appreciation rights (including any shares not issued as a result of net-settlement of stock-settled SARs).

•
No repricing of stock options or stock appreciation rights. The Amended and Restated 2014 Equity Incentive Plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award or by substituting a new award at a lower price without shareholder approval.

•
No cash buyouts of underwater stock options or stock appreciation rights. The Amended and Restated 2014 Equity Incentive Plan does not permit the cash buyout of stock options or stock appreciation rights if such awards are not “in the money” without shareholder approval.

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No discounted stock options. The Amended and Restated 2014 Equity Incentive Plan prohibits the granting of stock options with an exercise price less than the fair market value of the common stock on the date of grant.

•	Limitation on term of stock options. The maximum term of each stock option is ten years.

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Stock ownership guidelines. To further align their economic interests with those of our shareholders, the Company adopted guidelines generally requiring each of our executive officers and directors to own a certain amount of our common stock.

•
Minimum restriction periods. The Amended and Restated 2014 Equity Incentive Plan provides for a one-year minimum restriction period for time-based stock awards to employees, a one-year minimum restriction period for performance-based awards to employees, and a one-year minimum vesting period for stock option and SAR, subject in each case to the Compensation Committee’s discretion to waive or provide for the lapse of such restriction in the event of death, disability or a change in control. Shorter vesting periods may apply to awards covering up to 5% of the number of shares reserved under the Amended and Restated 2014 Equity Incentive Plan.

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Clawback policy. We have adopted a clawback policy stating that, if any Section 16 officer of the Company engages in any fraud, misconduct or other bad-faith action that, directly or indirectly, causes or contributes to the need for a material accounting restatement of previously filed financial statements for any period as to which a performance based award or other equity grant was made based on the financial results that the Company subsequently restates, such award in excess of what would have been paid without the restatement, made to all Section 16 officers, shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion.

•	Anti-hedging and pledging policy. The Company’s insider trading policy prohibits employees from engaging in hedging or pledging transactions involving the Company’s securities.
Key Historical Equity Metrics
Our Board believes approval of the Amended and Restated 2014 Equity Incentive Plan will enable us to compete effectively in the competitive market for knowledgeable, experienced employees over the coming years, while maintaining reasonable burn rates and overhang.
Our three-year average burn rate of 2.24% is below the estimated ISS global industry classification standard (GICS) burn rate benchmark for our industry of 2.89%.
Our current capital structure consists of 30,852,227 shares of outstanding common stock as of our record date. The following table shows how the key equity metrics have changed over the past three fiscal years under the Amended and Restated 2014 Equity Incentive Plan:

Key Equity Metrics	2014	2015	2016	3-Year Average (2014-2016)
Shares subject to awards granted(1)	572,473	817,843	571,312	653,876
Burn rate(2)	1.98%	2.80%	1.93%	2.24%
Dilution(3)	8.31%	7.84%	6.19%	7.45%
Overhang(4)	1.82%	3.49%	3.29%	2.87%
(1) Reflects total number of shares subject to equity awards granted during the fiscal year (including performance awards earned during the applicable fiscal year).
(2) Burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year (including performance awards earned during the fiscal year) by the total weighted-average number of shares outstanding during the period.
(3) Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(4) Overhang is calculated by dividing the number of shares subject to awards outstanding at the end of the fiscal year by the number of shares of our common stock outstanding at the end of the fiscal year. Overhang measures the potential dilutive effect of outstanding equity awards and future awards available for grant.
The last reported sales price for our common stock on the Nasdaq Stock Market on March 27, 2017 was $5.74 per share.
Summary of the Amended and Restated 2014 Equity Incentive Plan
The Plan provides for the grant of stock options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, non-qualified stock options (“NSOs,” and together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock”), restricted stock units (“RSUs”), deferred stock units (“DSUs”), performance awards (“Performance Awards”), dividend equivalent rights and other stock-based awards (“Other Stock-Based Awards”) (each, an “Award”). The terms and conditions of each Award, as determined by the Compensation Committee, will be set forth in a written Award agreement (“Award Agreement”). Stockholder approval of the Amended and Restated 2014 Equity Incentive Plan is intended to, among other things, comply with the rules and regulations of The Nasdaq Stock Market and permit certain Performance Awards, as discussed below, to qualify for deductibility under Internal Revenue Code (“Code”) section 162(m) (“Qualified Performance-Based Awards”).

A summary of the principal terms of the Amended and Restated 2014 Equity Incentive Plan is set forth below. However, the summary does not purport to be a complete description of the Amended and Restated 2014 Equity Incentive Plan and is qualified in its entirety by the terms of the Amended and Restated 2014 Equity Incentive Plan, as proposed to be adopted, which is attached as Appendix A to this proxy statement.
Purpose of the Amended and Restated 2014 Equity Incentive Plan
The purpose of the Amended and Restated 2014 Equity Incentive Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility.
Term of Plan
The Amended and Restated 2014 Equity Incentive Plan became effective on March 27, 2017 (the “Effective Date”), subject to the approval of the Company’s stockholders. The Amended and Restated 2014 Equity Incentive Plan will terminate on May 15, 2024, unless sooner terminated by the Board. Awards outstanding as of any such termination will not be affected or impaired by the termination of the Amended and Restated 2014 Equity Incentive Plan.
Administration
The Amended and Restated 2014 Equity Incentive Plan is administered by the Compensation Committee. Our Board may, however, at any time resolve to administer the Amended and Restated 2014 Equity Incentive Plan. Subject to the specific provisions of the Amended and Restated 2014 Equity Incentive Plan, the Compensation Committee is authorized to select persons to participate in the Amended and Restated 2014 Equity Incentive Plan, determine the form and substance of grants made under the Amended and Restated 2014 Equity Incentive Plan to each participant, and otherwise make all determinations for the administration of the Amended and Restated 2014 Equity Incentive Plan.
Eligibility
Individuals who are eligible to participate in the Amended and Restated 2014 Equity Incentive Plan are our directors (including non-employee directors), officers (including non-employee officers) and employees and other individuals performing services for, or to whom an offer of employment has been extended by us, or our subsidiaries. ISOs may only be granted to employees of the Company and its subsidiaries or parent corporation (within the meaning of Code section 424(f)).
Plan Limits
The securities that will be offered under the plan are shares of the Company’s common stock, par value $.01 per share. Subject to adjustment (as described below), (i) the maximum number of shares of common stock that may be granted pursuant to Awards under the Amended and Restated 2014 Equity Incentive Plan will be equal to (a) 3,500,000 (of which 1,500,000 shares were authorized under the 2014 Equity Incentive Plan and 2,000,000 shares are being requested for stockholder approval under this amendment to the 2014 Equity Incentive Plan); plus (b) any shares remaining under the Commercial Vehicle Group, Inc. Fourth Amended and Restated Equity Incentive Plan (the “Prior Plan”) as of May 15, 2014, plus (c) any shares with respect to awards under the Prior Plan that are forfeited or would otherwise again become available for grant following May 15, 2014. The maximum number of shares that can be granted in any one calendar year to a participant who is not a non-employee director is 15% of the total number of shares authorized for issuance under the Amended and Restated 2014 Equity Incentive Plan, and the maximum number of shares that can be granted in any one calendar year to a participant who is a non-employee director is 5% of the total number of shares authorized for issuance under the Amended and Restated 2014 Equity Incentive Plan. Also, the Amended and Restated 2014 Equity Incentive Plan provides that the Compensation Committee cannot in any one calendar year grant to any participant Performance Awards providing for the payment or distribution of cash or other property (other than shares of the Company’s common stock) having a value in excess of $4,000,000.
If any grant under the Amended and Restated 2014 Equity Incentive Plan expires, terminates unexercised, becomes unexercisable or is forfeited as to any shares, then such unpurchased or forfeited shares will be available for further grants under the Amended and Restated 2014 Equity Incentive Plan. In addition, any shares tendered or withheld by the Company to satisfy any taxes payable in connection with the grant, vesting or settlement of an award other than an Option or SAR will be available for further grants under the Amended and Restated 2014 Equity Incentive Plan. Any shares that are tendered to or withheld by the Company in payment of the exercise price of an Option or SAR, the taxes payable with respect to the exercise of an Option or SAR or in connection with the net-settlement of a stock-settled SAR will not be available for further grants under the Amended and Restated 2014 Equity Incentive Plan.
In the event of certain corporate transactions affecting the Company’s common stock (as described under “Changes in Capitalization and Substitute Awards” below) the Compensation Committee will make such adjustment as it deems appropriate in the number and kind of shares or other property that may be delivered pursuant to Awards granted under the Amended and Restated 2014 Equity Incentive Plan.
Changes in Capitalization and Substitute Awards
In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Compensation Committee will make such adjustment as it deems appropriate in the number and kind of shares or other property available for issuance under the Amended and Restated 2014 Equity Incentive Plan (including, without limitation, the total number of shares available for issuance under the Amended and Restated 2014 Equity Incentive Plan), in the number and kind of Options, SARs, shares or other property covered by grants previously made under the Amended and Restated 2014 Equity Incentive Plan, and in the exercise price of outstanding Options and SARs; provided, however, that the Compensation Committee will not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Amended and Restated 2014 Equity Incentive Plan (or an Award thereunder) in a participant’s gross income pursuant to Code section 409A and the regulations thereunder and/or (ii) cause any Award made pursuant to the Amended and Restated 2014 Equity Incentive Plan to be treated as providing for the deferral of compensation pursuant to such Code section 409A.
In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a change in control (as defined in the Amended and Restated 2014 Equity Incentive Plan) is to occur, all of the Company’s obligations regarding Awards that were granted under the Amended and Restated 2014 Equity Incentive Plan and that are outstanding on the date of the event will, on such terms as may be approved by the Compensation Committee before the event, be (i) canceled in exchange for payment of cash or other property determined by the Compensation Committee to be equal to the intrinsic value of the Awards at the time of the change in control (but, with respect to Deferred Stock Units, only if such merger, consolidation, other reorganization, or change in control constitutes a “change in ownership or control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as determined pursuant to regulations issued under Code section 409A) or (ii) assumed by the surviving or continuing corporation.
Type of Awards
Option Grants. Options granted under the Amended and Restated 2014 Equity Incentive Plan may be either ISOs or NSOs, as the Compensation Committee may determine. The exercise price per share for each Option is established by the Compensation Committee, except that the exercise price may not be less than 100% of the fair market value of a share of common stock as of the date of grant of the Option. In the case of the grant of any ISO to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all of our classes of stock then outstanding, the exercise price may not be less than 110% of the fair market value of a share of common stock as of the date of grant of the Option.
Terms of Options. The term during which each Option may be exercised is determined by the Compensation Committee, but if required by the Code and except as otherwise provided in the Amended and Restated 2014 Equity Incentive Plan, no Option will be exercisable in whole or in part more than ten years from the date it is granted, and no ISO granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all of our classes of stock will be exercisable more than five years from the date it is granted. All rights to purchase shares pursuant to an Option will, unless sooner terminated, expire at the date designated by the Compensation Committee. The Compensation Committee determines the date on which each Option will become exercisable and may provide that an Option will become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Compensation Committee. Prior to the exercise of an Option and delivery of the shares represented thereby, the optionee will have no rights as a stockholder, including any dividend or voting rights, with respect to any shares covered by such outstanding Option. If required by the Code, the aggregate fair market value, determined as of the grant date, of shares for which an ISO is exercisable for the first time during any calendar year under the Amended and Restated 2014 Equity Incentive Plan may not exceed $100,000.
Stock Appreciation Rights. SARs entitle a participant to receive the amount by which the fair market value of a share of our common stock on the date of exercise exceeds the grant price of the SAR. The grant price and the term of a SAR will be determined by the Compensation Committee, except that the price of a SAR may never be less than the fair market value of the shares of our common stock subject to the SAR on the date the SAR is granted. No SAR will be exercisable in whole or in part more than ten years from the date it is granted.
Termination of Options and SARs. Unless otherwise determined by the Compensation Committee, and subject to certain exemptions and conditions, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for us for any reason other than death, disability, retirement or termination for cause, all of the participant’s Options and SARs that were exercisable on the date of such cessation will remain exercisable for, and will otherwise terminate at the end of, a period of 90 days after the date of such cessation. In the case of death or disability, all of the participant’s Options and SARs that were exercisable on the date of such death or disability will remain so for a period of 180 days from the date of such death or disability. In the case of retirement, all of the participant’s Options and SARs that were exercisable on the date of retirement will remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of retirement. In the case of a termination for cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for us for any reason, all of the participant’s Options and SARs will expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.
Restricted Stock. Restricted Stock is a grant of shares of our common stock that may not be sold or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period set by the Compensation Committee. A participant granted Restricted Stock generally has all of the rights of a stockholder, unless the Compensation Committee determines otherwise.
Restricted Stock Units and Deferred Stock Units. The Compensation Committee is authorized to grant RSUs. Each grant shall specify the applicable restrictions on such units and the duration of such restrictions. RSUs are subject to forfeiture in the event of certain terminations of employment prior to the end of the restricted period. A participant may elect, under certain circumstances, to defer the receipt of all or a portion of the shares due with respect to the vesting of RSUs, and upon such deferral, the RSUs will be converted to DSUs. Deferral periods shall be no less than one year after the vesting date of the applicable RSUs. DSUs are subject to forfeiture in the event of certain terminations of employment prior to the end of the deferral period. A holder of RSUs or DSUs does not have any rights as a stockholder except that the participant has the right to receive accumulated dividends or distributions with respect to the shares underlying such RSUs or DSUs.

Performance Awards. The Compensation Committee may subject a participant’s right to exercise or receive a grant or settlement of an Award, and the timing of the grant or settlement, to performance conditions specified by the Compensation Committee. The Compensation Committee will determine Performance Award terms, including the performance measures and the required levels of performance with respect to the performance measures, the corresponding amounts payable upon achievement of those levels of performance, termination and forfeiture provisions and the form of settlement.
In granting Performance Awards, the Compensation Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more business criteria. A Performance Award will be paid no later than two and one-half months after the last day of the tax year in which a performance period is completed.
The Compensation Committee may adjust the time and/or performance goals applicable to Performance Awards to take into account changes in law, accounting and tax rules, and to make such adjustments as the Compensation Committee deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.
Qualified Performance-Based Awards. If at the time an Award is granted to a Plan participant who is, or is likely to be (based on the Compensation Committee’s determination), as of the end of the tax year in which the Company would qualify for a tax deduction in connection with such Award, a “covered employee” within the meaning of Code section 162(m)(3) (each such participant, a “Covered Employee”), and the Compensation Committee determines that it wishes such Award to qualify for the exemption from the limitation on deductibility imposed by Code section 162(m) that is set forth in Code section 162(m)(4)(C), then the Compensation Committee may provide that such Award will be an Award intended to qualify for such exemption (each such Award, a “Qualified Performance-Based Award”), and the terms of any Qualified Performance-Based Award will be interpreted consistent with that intention. When granting any Qualified Performance-Based Award other than an Option or a SAR, within 90 days after the commencement of the performance period or, if earlier, by the expiration of 25% of the performance period, the Compensation Committee will designate one or more performance periods and establish the performance goals for the performance periods. Each Qualified Performance-Based Award, with the exception of Options and SARs, will be earned, vested and payable (as applicable) only upon the achievement of one or more performance goals, together with the satisfaction of any other conditions (such as continued employment), as the Compensation Committee may determine.
The performance goals applicable to Qualified Performance-Based Awards (the “Qualified Performance Goals”) may be based on, without limitation: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, enterprise value, net debt, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The Qualified Performance Goals may be absolute or relative, and may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence. The Compensation Committee shall have the power to impose such other restrictions on Qualified Performance Awards as it may deem necessary or appropriate to ensure that such Qualified Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(C).

The Compensation Committee may adjust the performance period and/or Qualified Performance Goals applicable to Qualified Performance-Based Awards to take into account changes in law, accounting and tax rules, and to make such adjustments as the Compensation Committee deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. The Compensation Committee may not increase the number of shares of common stock or other amount that would otherwise be payable under a Qualified Performance-Based Award upon achievement of the stated Qualified Performance Goal(s), but may reduce the number of shares of common stock or other amount due upon attainment of the stated Qualified Performance Goal(s), basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Qualified Performance Award.
Dividends and Dividend Equivalents. Dividend equivalents confer the right to receive, on a deferred basis, cash, shares of our common stock, other Awards or other property equal in value to dividends paid on a specific number of shares of our common stock. Notwithstanding anything in the Amended and Restated 2014 Equity Incentive Plan to the contrary, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of common stock subject to an outstanding award (or portion thereof) that is not vested. For any such award, the Compensation Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the participant unless and until, and only to the extent that, the award vests. No dividend equivalents shall be granted with respect to non-qualified stock options, incentive stock options or SARs.
Other Stock-Based Awards. The Compensation Committee is authorized to grant other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock, under the Amended and Restated 2014 Equity Incentive Plan. These Awards may include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, Awards with value and payment contingent upon our performance as a company or any other factors designated by the Compensation Committee. The Compensation Committee will determine the terms and conditions of these awards.
Amendment of Outstanding Awards and Amendment/Termination of Plan
The Board of Directors or the Compensation Committee generally have the power and authority to amend or terminate the Amended and Restated 2014 Equity Incentive Plan at any time without approval from our stockholders. The Compensation Committee generally has the authority to amend the terms of any outstanding Award under the Amended and Restated 2014 Equity Incentive Plan, including, without limitation, to accelerate the dates on which awards become exercisable or vest, at any time without approval from our stockholders. No amendment will become effective without the prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Code section 162(m), under provisions of Code section 422 or by any listing requirement of the principal stock exchange on which our common stock is then listed. Neither the Board nor the Compensation Committee may amend the terms of any outstanding Option under the Amended and Restated 2014 Equity Incentive Plan to reduce the exercise price of outstanding Options without prior stockholder approval. Unless previously terminated by the Board or the Compensation Committee, the Amended and Restated 2014 Equity Incentive Plan will terminate on March 15, 2024. No termination of the Amended and Restated 2014 Equity Incentive Plan will materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Options or other incentives theretofore granted under the Amended and Restated 2014 Equity Incentive Plan.
One-Year Minimum Vesting

No Award under the Amended and Restated 2014 Equity Incentive Plan to any participant may be exercised, and no restrictions relating to such award may lapse, earlier than the date that is one (1) year following the date the Award is made, except that: (a) the Compensation Committee may waive or provide for the lapse of such vesting restrictions upon the participant’s death, disability or upon a Change in Control, and (b) Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of common stock that may be authorized for grant under the Amended and Restated 2014 Equity Incentive Plan (as such authorized number of shares of common stock may be adjusted as provided under the terms of the Amended and Restated 2014 Equity Incentive Plan) may be granted to any one or more participants without regard to this minimum vesting requirement.
No Repricing
In no case (except due to an adjustment to reflect a stock split or other event referred to under “Changes in Capitalization and Substitute Awards” above, and except for any repricing that may be approved by shareholders) will the Board of Directors or the Compensation Committee (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Change in Control
Unless otherwise determined by the Compensation Committee, if there is a change in control of the Company (as defined in the Amended and Restated 2014 Equity Incentive Plan) and a participant’s employment or service as a director, officer, or employee of the Company or a subsidiary, is terminated (i) by the Company without cause, (ii) by reason of the participant’s death, disability, or retirement, or (iii) by the participant for good reason, within twelve months after such change in control: (a) any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the change in control, will become immediately vested and exercisable, and will remain so for up to 180 days after the date of termination (but in no event after the expiration date of the Award); (b) any restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Amended and Restated 2014 Equity Incentive Plan will lapse and such Awards will fully vest as of the time of the change in control, except to the extent of any waiver by the participant; and (c) with respect to any outstanding Performance Award, the Compensation Committee may, within its discretion, deem the performance goals and other conditions relating to the Performance Award as having been met as of the date of the change in control. Such Performance Award will be paid no later than two and one-half months after the last day of the tax year in which such change of control occurred (or in the event that the change in control causes the tax year to end, no later than two and one-half months after the closing of the change in control).
Notwithstanding the foregoing, in connection with certain changes of control as a result of the merger or consolidation of the Company with another entity, the Compensation Committee may, in its discretion, (i) cancel any or all outstanding Options under the Amended and Restated 2014 Equity Incentive Plan in consideration for payment to the holders of an amount equal to the portion of the consideration that would have been payable to the holders pursuant to the transaction if their Options had been fully exercised immediately before the transaction, less the aggregate exercise price that would have been payable, or (ii) if the amount that would have been payable to the Option holders pursuant to the transaction if their Options had been fully exercised immediately before the transaction would be equal to or less than the aggregate exercise price that would have been payable, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in the transaction includes securities or other property, in cash and/or securities or other property in the Compensation Committee’s discretion.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax rules relevant to participants in the Amended and Restated 2014 Equity Incentive Plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the Amended and Restated 2014 Equity Incentive Plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.
Options. Options granted under the Amended and Restated 2014 Equity Incentive Plan may be either NSOs or ISOs for federal income tax purposes.
NSOs. Generally, a recipient of a NSO will not recognize any taxable income at the time of grant. Upon the exercise of the NSO, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. The Company will be entitled to a deduction equal to the recipient’s ordinary income.
The recipient will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise of the NSO. The capital gain or loss will be long- or short-term depending on whether the recipient has held the stock for more than one year after the exercise date. Short-term capital gains are generally subject to the same federal income tax rate as ordinary income. The Company will not be entitled to a deduction for any capital gain realized by the recipient. Capital losses on the sale of common stock acquired upon an NSO’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income by noncorporate taxpayers in any given tax year. Remaining capital losses may be carried forward to future tax years.

ISOs. Generally, if the recipient is awarded an ISO he or she will not recognize any taxable income at the time of grant or exercise. However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the recipient’s alternative minimum taxable income and thereby may cause the recipient to be subject to, or may increase liability for, alternative minimum tax, which may be payable even if the recipient does not receive any cash upon the exercise of the ISO with which to pay the tax. When the shares are sold, the recipient will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, if the recipient meets the holding period requirements described below.
The Company will not be entitled to any deduction by reason of the grant or exercise of an ISO or the sale of stock received upon exercise after the required holding periods have been satisfied. If the recipient does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, the Company will be allowed a deduction corresponding to the recipient’s ordinary income.
Effect on Options of Rule 16b-3(d)(3) under the Exchange Act. The tax consequences of Options (other than ISOs for which the holding period requirements described above are satisfied) may vary if the recipient is a director or an executive officer subject to the short-swing trading restrictions of Section 16(b) of the Exchange Act, or if the recipient is exempted from these restrictions by the six-month holding provision of Rule 16b-3(d)(3). In general, if the recipient falls into this category and exercises an Option prior to the date that is six months after the Option grant date, he or she will recognize income on the date six months after the Option grant date (based on the fair market value of the Option shares on that date) and begin the holding period on such date, unless the participant files an election with the Internal Revenue Service under Code section 83(b) (a “section 83(b) election”) to recognize income on the exercise date (in which case the amount of income is based on the fair market value of the Option shares on the exercise date) and therefore begins the holding period on the exercise date. A §83(b) Election must be filed within 30 days after the exercise date.
Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the stand-alone SAR is granted. The spread between the then current market value of the common stock received and the exercise price of the SAR will be taxed as ordinary income to the recipient at the time the common stock subject to the SAR is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
Restricted Stock and Other Stock Settled Awards Other than Options and SARs. The recipient will not recognize taxable income at the time shares of Restricted Stock or other stock settled awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, when the Restricted Stock becomes vested or the participant receives vested shares in settlement of the Award, unless the recipient files a section 83(b) election within 30 days after the grant date to recognize ordinary income upon grant. The amount of ordinary income recognized by the recipient will equal the fair market value of the Restricted Stock or other stock settled awards at the time its restrictions lapse or the participant receives vested shares in settlement of the Award, or at the time of grant if the recipient makes a section 83(b) election, less the amount paid for the Restricted Stock or other stock settled Award. The Company will be entitled to claim a corresponding deduction equal to the amount of ordinary income recognized by the recipient (subject to potentially applicable deduction limitations under Code section 162(m)). Upon the subsequent sale of the shares, the recipient will recognize long- or short-term capital gain or loss, depending on whether the sale occurs more than one year after the participant’s holding period begins.
Performance Awards (including Qualified Performance-Based Performance Awards). The recipient will not recognize taxable income at the time Performance Awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, upon the receipt of common stock, cash or other property at the end of the applicable performance cycle. The Company will be entitled to claim a corresponding deduction (subject to potentially applicable deduction limitations under Code section 162(m)).
Company Deductions. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code section 162(m).
NEW PLAN BENEFITS
Benefits to be received by our executive officers, directors, employees and consultants as a result of the proposed Plan are not determinable, since the amount of grants of Awards under the Amended and Restated 2014 Equity Incentive Plan is discretionary. The following table shows the amounts that were awarded under the Amended and Restated 2014 Equity Incentive Plan to our Named Executive Officers, all executive officers as a group, all non-employee directors as a group and all other employees as a group, in each case for the fiscal year ended December 31, 2016:

Name and Position	Number of Shares of Restricted Stock
Patrick E. Miller, President and Chief Executive Officer and Director	65,299
C. Timothy Trenary, Executive Vice President and Chief Financial Officer	49,335
Executive Employee Group	114,634
Non-Employee Director Group	97,951
All other employees	358,727
Total Grants	571,312
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED COMMERCIAL VEHICLE GROUP, INC. 2014 EQUITY INCENTIVE PLAN.
Vote Required
Approval of the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas “broker non-votes” will not be counted for purposes of determining whether this proposal has been approved.
PROPOSAL NO. 3 - NON-BINDING, ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
At the Annual Meeting, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission (“SEC”), our stockholders will vote on a non-binding, advisory proposal regarding the compensation of our named executive officers.
We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay”, gives you as a stockholder the opportunity on an annual basis to endorse or not endorse the compensation we pay our named executive officers through voting for or against the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Compensation Committee remains committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.
Stockholders are encouraged to carefully review the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation program.
Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Vote Required
Approval of the advisory proposal on the compensation of our named executive officers as disclosed in the proxy statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved.
PROPOSAL NO. 4 - NON-BINDING, ADVISORY VOTE ON FREQUENCY OF VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As described in Proposal No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers. This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholders meetings or any special stockholders meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal No. 4, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.
The Exchange Act requires that we submit this say-on-pay frequency proposal to a non-binding, advisory vote of our stockholders once every six years, and our first say-on-pay frequency vote was held at the 2011 annual meeting. We believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program. Unless the requirements of Section 14A of the Exchange Act are changed, we expect that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of stockholders.
This advisory stockholder vote gives you as a stockholder the opportunity to recommend that the Company conduct say-on-pay votes every year, every two years or every three years, through voting with respect to the following resolution:
“Resolved, that the Company’s stockholders determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation paid to the Company’s named executive officers set forth in the Company’s proxy statement, is:
Choice 1 - every year;
Choice 2 - every two years;
Choice 3 - every three years; or
Choice 4 - abstain from voting.”
Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN ANNUAL FREQUENCY (i.e., CHOICE 1 - EVERY YEAR) FOR WHICH STOCKHOLDERS SHALL HAVE AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Vote Required
If none of the frequency options receive a majority of the votes cast, a plurality of the votes cast for Proposal No. 4 will determine the stockholders’ preferred frequency for holding an advisory vote on the compensation of our named executive officers. This means that the option for holding an advisory vote every 1 year, 2 years, or 3 years receiving the greatest number of votes will be considered the preferred frequency of the stockholders. Abstentions and broker non-votes will not count toward the determination of the stockholders' preferred frequency for holding an advisory vote on the compensation of our named executive officers.
PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and such firm reports directly to the Audit Committee. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since 2012. The Audit Committee reviews the impact on the Company of changing the Company’s independent registered public accounting firm, qualifications, performance, fees and independence of KPMG LLP and considers whether KPMG LLP should be reappointed or whether a different independent registered public accounting firm should be appointed. SEC rules mandate that the independent auditor’s lead audit partner be rotated every five years. The process for the selection of the new lead audit partner will include a meeting between the Chairman of the Audit Committee and the candidate recommended by KPMG LLP for the role, as well as discussion by the full Audit Committee and management. The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our financial statements and the internal control over financial reporting for the fiscal year ending December 31, 2017. In making the decision to appoint the independent registered public accounting firm, the Audit Committee has considered whether the provision of the non-audit services rendered by KPMG LLP is incompatible with maintaining that firm’s independence. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practice. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders. It is expected that a representative of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if he so desires, and will be available to answer appropriate questions.
Principal Accountant Fees and Services
For fiscal years 2016 and 2015, the following fees were billed to us for the indicated services by KPMG LLP:

	2016	2015
Audit Fees	$1,322,373	$1,451,586
Audit-Related Fees	8,317	12,598
Tax Fees	158,159	241,146
All Other Fees	12,758	67,809
Total Independent Accountant’s Fees	$1,501,607	$1,773,139
Audit Fees.    Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.    Consist of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits.
Tax Fees.    Consist of fees billed for professional services for tax compliance, tax consultation and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.
All Other Fees.    Consist of fees for services other than the services reported above.
Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
During fiscal year 2016, all services by our independent registered public accounting firm were pre-approved by the Audit Committee in accordance with this policy.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.
Vote Requirement
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as votes “AGAINST” this proposal, whereas broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise noted, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 27, 2017 by: (1) each of the named executive officers in the Summary Compensation Table; (2) each of our directors and director nominees; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership has been furnished to us by the respective director, director nominee, or executive officer, and in the case of five percent beneficial owner, as disclosed in a Schedule 13G or Form 4 (subsequent to the Schedule 13G) as filed with the SEC. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.
The following table lists the number of shares and percentage of shares beneficially owned based on 30,852,227 shares of common stock outstanding as of March 27, 2017. Beneficial ownership of the common stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. There were no shares of common stock subject to options outstanding within 60 days of March 27, 2017.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Arnold B. Siemer (1)	5,007,687	16.23%
Directors and Named Executive Officers:
Patrick E. Miller (2)	296,110	*
C. Timothy Trenary (3)	183,987	*
Scott C. Arves (4)	116,106	*
Harold C. Bevis (5)	48,236	*
Roger L. Fix (6)	55,736	*
Robert C. Griffin (7)	95,703	*
Wayne Rancourt (8)	13,993	*
Richard A. Snell (9)	117,606	*
All directors and executive officers as a group (8 persons)	927,477

* Denotes less than one percent.

(1)
Information reported is based on a Schedule 13G as filed with the SEC on February 2, 2017, on which Arnold B. Siemer reported sole voting and dispositive power over 5,007,687 shares of our common stock. The address for Mr. Siemer is 7795 Walton Parkway, Suite 175, New Albany, OH 43054.

(2)
Includes 13,065 shares of restricted stock that vest on October 20, 2017; 72,016 shares of restricted stock that vest in two equal annual installments on October 20, 2017 and 2018; and 65,299 shares of restricted stock that vest annually in three equal installments commencing on October 20, 2017.

(3)
Includes 14,360 shares of restricted stock that vest on October 20, 2017; 50,183 shares of restricted stock that vest in two equal annual installments on October 20, 2017 and 2018; and 39,646 shares of restricted stock that vest annually in three equal installments commencing on October 20, 2017.

(4)	Includes 3,698 shares of restricted stock that vest on October 20, 2017; and 13,993 shares of restricted stock that cliff vest on October 20, 2017.

(5)	Includes 3,698 shares of restricted stock that vest on October 20, 2017; and 13,993 shares of restricted stock that cliff vest on October 20, 2017.

(6)
Includes 3,698 shares of restricted stock that vest on October 20, 2017; and 13,993 shares of restricted stock that cliff vest on October 20, 2017. Also includes 7,500 shares held by the Roger L. Fix Revocable Trust.

(7)	Includes 3,698 shares of restricted stock that vest on October 20, 2017; and 13,993 shares of restricted stock that cliff vest on October 20, 2017.

(8)	Includes 13,993 shares of restricted stock that cliff vest on October 20, 2017.

(9)
Includes 3,698 shares of restricted stock that vest on October 20, 2017; and 13,993 shares of restricted stock that cliff vest on October 20, 2017. Of these shares, 112,606 shares are held by the Snell Family Limited Partnership, of which Mr. Snell is a general partner, and 5,000 shares are held in a trust for the benefit of Mr. Snell’s children.

EXECUTIVE COMPENSATION
Compensation Policies and Practices
Our compensation philosophy for incentive eligible employees does not create risks that are reasonably likely to have a material adverse effect on the Company. The performance goals and objectives to which incentive awards are tied may include product development, revenue growth, cash flow, operating and cost objectives, efficient use of capital, and strategic initiatives to encourage growth and innovation, in each case without rewarding excessive or unnecessary risk taking. Bonus eligibility for 2016 was based solely on consolidated financial performance goals. The financial performance metrics designated by the Compensation Committee for the 2016 annual incentive plan includes net sales, operating profit margin and return on average invested capital (“ROAIC”). Net sales and Operating Profit Margin are defined as used in our financial statements. ROAIC is determined by dividing net income as shown in the Company’s audited financial statements by the average of the beginning and ending values of net debt plus stockholders’ equity as shown in the Company’s audited financial statements for the fiscal year ending December 31, 2016. The Compensation Committee sets a maximum limit on incentive award opportunities. The Committee has also adopted executive stock ownership guidelines, anti-hedging policies, and a claw back policy to further mitigate inappropriate risk taking.

Compensation Discussion and Analysis
Executive Summary
This Executive Summary provides an overview of the 2016 compensation programs for our named executive officers (the “NEOs”) and should be read in conjunction with the complete Compensation Discussion and Analysis (“CD&A”). For 2016, our NEOs included Messrs.:

•	Patrick E. Miller, President and Chief Executive Officer (“President and CEO”);

•	C. Timothy Trenary, Executive Vice President and Chief Financial Officer; and

•	Joseph H. Saoud, Former President Global Construction, Agriculture & Military Markets.

Other than the President and CEO and the Chief Financial Officer there are no current executive officers who are NEOs as that term is defined by the SEC. It is our intent to increase the number of NEOs for the year ending December 31, 2017.

Our compensation programs are designed to balance annual and long-term organizational goals with the individual performance and contributions of the NEOs to ensure our NEOs’ compensation programs are closely aligned with the interests of our stockholders. Each NEO has a significant portion of total compensation which is at-risk in any given year, and each NEO receives long-term cash and equity awards to encourage their retention and further align their interests with those of our stockholders.
Throughout 2016, the Compensation Committee (as used in this section, the “Committee”) continued to place primary emphasis on long-term and at-risk incentive compensation as follows:

•	The Committee did not increase the base salaries of our NEOs in 2016.

•
On March 22, 2016, the Committee adopted the Commercial Vehicle Group 2016 Bonus Plan (the “2016 Bonus Plan”) with the same incentive target award opportunities, expressed as a percent of salary, for the NEOs as the prior year plan.

•	The Committee adopted challenging performance goals for the 2016 Bonus Plan that were purely financial in nature, with a minimum threshold of performance required for the payment of incentive awards.

•	The Committee approved time-vested restricted stock awards for the active NEOs comparable in value to the 2015 awards.

•
The Committee approved long-term cash incentive opportunities for the active NEOs with targets comparable to the 2015 awards. Such awards are cliff vested and are tied to our total shareholder return (“Total Shareholder Return”) over a three-year performance period that runs from October 1, 2016 through September 30, 2019. The Committee tied the long-term cash incentive opportunities to our Total Shareholder Return relative to a peer group of 17 companies (the “Total Shareholder Return Peer Group”). The peer group was refreshed and expanded by the Committee in November of 2016 to better align the Company’s compensation peers in terms of industry, revenue and market cap.

•	The Committee continued its practice of enforcing stock ownership requirements for each of the NEOs to encourage a long term personal stake in the Company’s success.

At our 2016 Annual Meeting of Stockholders held on May 17, 2016 the compensation of our NEOs was approved, on an advisory basis, by approximately 99% of our stockholders who voted on the matter. The Committee considered the results of this vote, which it viewed as an endorsement of our executive compensation programs, but did not take any specific compensation actions in fiscal year 2016 in response to the executive compensation advisory vote. At the 2017 Annual Meeting of Stockholders, we will again hold an advisory vote to approve executive compensation.  The Committee will continue to consider the results of this vote and future advisory votes, which we view as an indicator of stockholder sentiment regarding our compensation philosophy, when contemplating executive compensation decisions.
In 2016, the key measures we used to determine our executives’ annual cash compensation were exclusively financial in nature and consisted of revenues, operating profit margin, and ROAIC, adjusted for certain charges or credits primarily associated with restructuring activities.
Compensation Philosophy, Objectives and Process
Compensation Philosophy and Objectives
Our executive compensation program is designed to align total compensation with the Company’s financial performance and each NEO’s individual contributions to the business, while also supporting our ability to attract and retain NEOs capable of having a significant impact on our success. Each NEO has a significant portion of total compensation which is at-risk in any given year, and each NEO receives long-term cash and equity awards. This multi-year framework of cash and equity awards encourages executive retention and aligns the interests of our executives with those of our stockholders.
The specific objectives of our executive compensation program include:

•	Attracting and retaining highly-qualified executives who will contribute to our long-term success;

•	Linking executive compensation to the achievement of our short and long term operational, financial, and strategic objectives; and

•	Aligning executive compensation with each executive’s individual contributions, performance, and level of responsibility.

The Committee has structured our executive compensation programs based on these objectives, while also considering current economic and industry conditions. We seek to balance the consideration of those measures our NEOs directly influence with the cyclical market forces that the Company cannot control. Our executive compensation program generally includes annual and long-term incentive programs, and provides for cash and equity-based awards, as well as salary and benefit programs that are competitive within our industry and geographic footprint. Consistency in how we establish and manage our compensation programs from year to year is important in light of the cyclical market forces affecting the Company. In 2016, the Committee continued to employ a long-term executive compensation strategy that places primary emphasis on at-risk variable incentives and equity grants, including a long-term performance cash award tied to our Total Shareholder Return relative to an established peer group over a three year award period. The Committee is committed to paying executives for performance and rewarding an increase in long term shareholder value, while discouraging excessive risk taking. The Committee considers a number of factors when setting total compensation including market conditions, current business challenges, and long term strategic objectives. The Committee intends to continue to implement a compensation philosophy that places a greater emphasis on at-risk compensation tied to short and long term performance.
Our compensation philosophy is represented by those practices we support and those that we avoid, as detailed below.

What We Do	What We Don’t Do
We align pay with performance	We do not guarantee salary increases
We enforce share ownership policies	We do not utilize employment agreements, other than for the Chief Executive Officer
We prohibit the pledging of Company securities	We do not re-price underwater stock options
We have a formal clawback policy	We do not offer perquisites for our NEOs that differ materially from benefits available to our employees.
We provide reasonable Change In Control protections	We do not provide tax gross ups for any benefits or perquisites
We enforce robust Non-Competition and Non-Solicitation provisions	We do not provide excise tax gross ups in our Change in Control Agreements.
We do not offer an executive retirement program.

We typically set performance targets under our annual cash incentive compensation program such that NEOs receive their targeted annual compensation if our pre-determined performance targets are achieved. When performance exceeds the pre-determined targets, total compensation will be above targeted levels; and when performance is below the pre-determined targets, total compensation will be below targeted levels. Historically, annual incentive payments to our NEOs have demonstrated these outcomes, as overall performance and the corresponding compensation provided to our NEOs for 2016 was above target levels, while overall performance and the compensation paid to our NEOs in 2012 and 2013 were below target levels. In 2014 and 2015 overall performance and compensation paid to our NEOs was generally at target.
Compensation Process
The Committee considered the following factors, listed in order of importance, as part of the process by which it makes executive compensation determinations:

•	Our actual versus targeted performance against Operating Profit Margin, Corporate Net Sales and ROAIC, as adjusted;

•	Achievement of certain financial metrics and operational outcomes which, in the judgment of the Committee, contributed to our overall success for the particular year in question;

•	Evaluations of each individual NEO’s performance and contributions; and

•
The competitiveness of executive compensation as compared to compensation surveys compiled by Meridian. This analysis is performed on a periodic basis with the last analysis completed by Meridian in November 2016, based on general manufacturing companies of comparable size.

Leadership Transitions
Mr. Saoud resigned his position as President of Global Construction, Agriculture & Military Markets, effective September 30, 2016. In connection with his separation, the Company entered into a separation agreement that provided for the forgiveness of any relocation repayment obligation set forth in Mr. Saoud’s original offer of employment.
Compensation Structure

Compensation Levels and Benchmarking
The Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) to assist with a periodic review and analysis of compensation data for comparable positions in similarly sized general manufacturing companies. The most recent analysis, prepared by Meridian in November 2016, incorporated data from a third party proprietary compensation surveys in addition to proxy data from the peer group. The examination and comparison of this data is an important component of the Committee’s review but does not serve as the sole basis for compensation decisions, and no formulaic methodology is used by the Committee when referring to such data in connection with executive compensation decisions.
Meridian assisted the Committee with the development of an updated and expanded peer group in November 2016 inasmuch as it serves as a foundational component of the Committee’s ongoing oversight and monitoring of executive compensation. Meridian used a scorecard approach and knowledge of the Company’s industry to identify the peers with the best fit in terms of size and business characteristics for inclusion in the refreshed peer group. On November 2, 2016, The Committee approved the following peer group for near term competitive benchmarking:

Altra Industrial Motion	Gentherm, Inc.
American Railcar Industries, Inc.	L.B. Foster Company
ASTEC Industries, Inc.	Modine Manufacturing
Columbus McKinnon Corp.	Shiloh Industries, Inc.
Dorman Products, Inc.	Spartan Motors Inc.
EnPro Industries, Inc.	Standard Motor Products
Federal Signal Corp.	Stoneridge
Freightcar America, Inc.	Supreme Industries

For 2016, the Committee generally targeted base salaries for our NEOs at or near the market 50th percentile (or median), and performance-based annual incentives, at target, above the market median as compared to similarly situated executive officers in the compensation peer group and as reported within published executive compensation surveys for comparable organizations. In 2016, the base salary paid to Mr. Trenary was above the market median as a result of the competition for top talent when we originally recruited for this position. Target Total Cash Compensation (salary and target annual cash incentives) is at or above the market median for our NEOs, consistent with our philosophy to pay above market incentive compensation if aggressive annual performance goals are met.
The Committee believes this pay philosophy, with an emphasis on at-risk compensation, supports the attraction and retention of high caliber executives in a very competitive industry.
Compensation Elements - Overview
The three principal compensation components for our NEOs are:

•	Base Salary;

•	Annual Incentive Compensation; and

•	Long-term Incentive Compensation.

In addition, Mr. Miller is party to an employment agreement, and Mr. Trenary is a party to a Change-in-Control & Non-Competition Agreement that provides for payments upon certain termination of employment events. We have provided these agreements to encourage retention and continuity in the event of a Change-in-Control. We also provide a limited number of executive perquisites, as described below and in the accompanying tables and narrative disclosures, and retirement benefits as discussed below. The Committee believes the limited use of targeted perquisites provides important attraction and retention elements in a competitive market for executive officers.
Compensation Mix
We use the principal components of compensation described above to provide at-risk compensation, retention value, and an equity stake, designed to align NEO and stockholder interests. Our policy for allocating between fixed and incentive compensation, and between cash and equity-based awards is based on the following general principles:

•
We embrace a pay for performance philosophy that ties a substantial portion of executive pay to performance, requires performance at a threshold level in order to qualify for incentive awards, and puts a significant portion of individual compensation at risk each year;

•	Each NEO has a significant proportion of total compensation in the form of long-term incentives (“LTI”), with multi-year vesting of both equity-based awards and long term cash performance awards; and

•	We seek an appropriate mix of annual and long-term incentive opportunities.

Our NEOs’ compensation is weighted towards variable incentives that provide award opportunities based on our annual and long-term performance. The Committee believes this pay mix motivates NEOs to undertake tasks and achieve results that support the creation of long-term stockholder value without encouraging excessive risk taking.
Pay for Performance

Pay for performance is one of the principal objectives of our compensation philosophy. On average, over 65% of the total compensation opportunity for our NEOs is variable or “at risk.” In 2016, of the total value of LTI awards, 50% was in the form of time-based restricted stock awards and 50% was in the form of a three year, cliff vested cash performance award.

The chart below shows base salaries, target annual incentive (“AIP”) opportunities under the 2016 Bonus Plan, and target LTI opportunities (including target long-term time-based restricted stock awards and cash performance awards) as a percentage of 2016 target total compensation opportunities for our current NEOs.

Note: AIP reflects target award opportunities as shown in the Target column of the 2016 Grants of Plan-Based Awards Table (91.6% of salary for Mr. Miller and 75% of salary for Mr. Trenary). LTI reflects the sum of target cash performance awards, as reported in the 2016 Grants of Plan-Based Awards Table, in addition to the grant date value of restricted stock grants made based on the closing price of $5.36 on November 21, 2016. Restricted stock values are shown in the Stock Awards column in the 2016 Summary Compensation Table and the 2016 Grants of Plan-Based Awards Table for each NEO. Mr. Miller received LTI awards with a target grant date value equal to $700,000 or 116% of base salary, split equally between a restricted stock award and long-term performance cash award. Mr. Trenary received LTI awards with a target grant date value equal to 100% of his base salary, split equally between a restricted stock award and long-term performance cash award.
The grant date value of equity-based awards to each NEO in 2016 was comparable to the value of restricted stock awards issued for similarly situated positions in 2016. Mr. Miller’s 2016 award reflected his promotion to the position of President and CEO, and was comparable to historical awards for this position, expressed as a percent of base salary. The Committee continued the use of long-term performance cash awards linked to our three-year Total Shareholder Return ranking compared to a group of peer companies. Generally, these awards represent half of the target LTI value. The long-term performance cash awards granted in 2016 will not be payable until 2019 and the payout may range from 0% to 150% of target based on our performance relative to the compensation peer group.
The specific relationship of base salary to incentive compensation varies depending upon each NEO’s position, prior experience and time in the industry, but consistently reflects the Committee’s philosophy of weighting target AIP and LTI opportunities more heavily than base salary.
Employment Agreements
Mr. Miller

Mr. Miller entered into an employment agreement (“Mr. Miller’s Employment Agreement”) on March 26, 2016 in connection with his promotion to President and CEO. Under the terms of the agreement, Mr. Miller receives a base salary of $600,000, subject to annual review and periodic upward adjustment as determined by the Committee, and an annual incentive opportunity under the Company’s annual incentive plan as may be in effect from time to time based on a target award opportunity of at least 90% of Mr. Miller’s base salary. Pursuant to Mr. Miller’s Employment Agreement, Mr. Miller will be eligible to receive equity and other LTI awards under any applicable plan adopted by the Company for which employees are generally eligible. Mr. Miller’s current target LTI award opportunity is equal to $700,000, split equally between a time vested restricted stock award and a long-term performance cash award.

During the term of his employment, Mr. Miller is entitled to participate in any employee benefit plan the Company has adopted or may adopt for the benefit of its employees generally, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan, subject to satisfying applicable eligibility requirements. Additionally, Mr. Miller’s Employment Agreement provides for certain payments and benefits upon termination, which are detailed in the Payments Upon Termination or Change in Control section below.

Mr. Trenary

In connection with his employment as Executive Vice President and Chief Financial Officer, Mr. Trenary receives a base salary of $425,000, subject to annual review and periodic upward adjustment as determined by the Committee, and an annual incentive opportunity under the Company’s annual incentive plan, as may be in effect from time to time based on a target award opportunity of at least 75% of Mr. Trenary’s base salary. Additionally, Mr. Trenary is eligible for equity and other LTI awards under any applicable plan adopted by the Company for which similarly situated employees are generally eligible.
Mr. Trenary is entitled to participate in any employee benefit plan the Company has adopted or may adopt for the benefit of its employees generally, including the Commercial Vehicle Group, Inc. Deferred Compensation Plan, subject to satisfying applicable eligibility requirements. Additionally, Mr. Trenary may receive certain payments and benefits upon termination, which are detailed in the Payments Upon Termination or Change in Control section below.
Compensation Elements
Salary
We provide a salary to our NEOs to compensate them for their services during the year. Salaries are designed to be competitive with other comparable executive officer salaries in the published compensation survey data described above, and in the case of a new hire, to attract high quality executive talent using the Committee’s discretion and judgment. The Committee sets salaries based on market competitiveness, the NEOs’ specific roles and responsibilities, experience, expertise and individual performance during their tenure. Salaries are reviewed annually by the Committee and periodic adjustments are made based on the factors noted above, as well as input from the President & CEO with respect to his direct reports, and comparator data from the compensation surveys discussed in detail above. However, there is no specific formula applied to the factors noted above.
The NEOs did not receive any base salary increases in 2016. The Committee believes the current NEO salaries are consistent with the salaries paid to similarly situated executive officers of companies in the compensation peer group and published survey data.
Annual Incentive Compensation
Annual incentive compensation is designed to reward NEOs for the achievement of financial targets tied to our annual business plan. Target annual incentive award opportunities are determined initially as a percentage of each NEO’s salary for the fiscal year, and are tied to the achievement of pre-determined financial performance targets, with the Committee having the discretion to increase or decrease individual awards based on the performance and contributions of each NEO.
In March 2016, the Committee adopted the 2016 Bonus Plan and approved financial performance goals for 2016 based on our business plan and strategic objectives. The target award opportunity for Mr. Miller was set at $550,000, or 91.6%, of his base salary. The target award opportunity for Messrs. Trenary and Saoud was set at 75% of their base salary.
The Committee adopted objective, financial performance metrics for the 2016 Bonus Plan, including Net Sales, Operating Profit Margin, and ROAIC. Operating Profit Margin was selected by the Committee as a plan metric based on the high correlation to Total Shareholder Return. Net Sales was selected based on the emphasis the Company’s business plan places on top-line growth. ROAIC was selected to encourage the efficient and profitable use of capital in business operations. For 2016, performance metrics were established on a consolidated basis to promote high level collaboration across the enterprise. As shown below, 60% of the total award opportunity for our NEOs was tied to consolidated profitability, as measured by corporate Operating Profit Margin.

2016 Bonus Plan Metrics and Weighting
Metric	Net Sales	Operating Profit Margin	ROAIC	TOTAL
Weighting	20%	60%	20%	100%

The Committee also approved Threshold, Target, and Superior performance targets, and corresponding award opportunities for the 2016 Bonus Plan. The following table summarizes consolidated performance goals for Fiscal Year 2016.

2016 Bonus Plan Performance Goals
Consolidated Metric	Threshold	Target	Superior
Operating Profit Margin	1.9%	3.8%	5.4%
Net Sales ($ Millions)	$662	$719	$777
ROAIC	0.0%	1.9%	3.5%

Award funding for each component is independent of the other components. For each component, achievement of Threshold performance funds 25% of the applicable portion of the award opportunity, Target performance funds 100%, and Superior performance funds 200%. Straight line interpolation is used to determine award funding for results in between designated performance levels. For each component, achievement of a minimum threshold performance is required to receive an award.
The 2016 Bonus Plan included the following baseline formula for our NEOs:
BONUS = (2016 Base Salary x BF1x 60% x BF2) + (2016 Base Salary x BF1x 20% x BF3) + (2016 Base Salary X BF1 x 20% x BF4)
Where:

•	“2016 Base Salary” is each NEO’s salary at fiscal year-end 2016.

•
BF1 (“Bonus Factor 1” or “Target Factor”) is a percent of each executive’s 2016 base salary. Of the NEOs eligible for a 2016 incentive payment, Mr. Miller’s Target Factor was 91.6%, and Messrs. Trenary’s and Saoud’s Target Factor was 75%.

•
BF2 (“Bonus Factor 2”) is scored independently as a fraction with a numerator equal to the actual consolidated Operating Profit Margin performance for the plan year, divided by the target set for the year. The payment for performance at the threshold level was set at 25% of target while payment for performance at or above the maximum level was set at 200% of target.

•
BF3 (“Bonus Factor 3”) is scored independently as a fraction with a numerator equal to the actual Net Sales performance for the year divided by the target set for the year. The payment for performance at threshold level was set at 25% of target, while payment for performance at or above the maximum was set at 200% of target.

•
BF4 (“Bonus Factor 4”) is scored independently as a fraction with a numerator equal to the actual consolidated ROAIC performance for the year divided by the target set for the year. The payment for performance at threshold level was set at 25% of target, while payment for performance at or above the maximum level was set at 200% of target.

For 2016, we achieved 4.4% in adjusted Operating Profit Margin, above the target level of 3.8% but below the maximum of 5.4%, as adjusted for restructuring charges and foreign exchange translation. We achieved $668 million in Net Sales, as adjusted for foreign currency translation, above the threshold level of $662 million but less than the target level of $719 million. ROAIC achievement was 4.7%, above superior level of 3.5%. Taken together, the annual incentive outcomes for our NEOs totaled 129.8% of target. No discretionary adjustments were considered by the Committee for 2016.
Mr. Saoud did not receive a bonus payout for 2016 as an outcome of his September 2016 resignation.
On March 9, 2017, the Committee also approved the Commercial Vehicle Group 2017 Bonus Plan (the “2017 Bonus Plan”) with the same performance metrics as 2016, except that in the case of the Operating Profit Margin metric, the minimum payout at threshold performance is 0%.

2017 Bonus Plan Metrics and Weighting
Plan Participants	Net Sales	Operating Profit Margin	ROAIC	TOTAL 100%
	20%	60%	20%

     The 2017 target established for Mr. Miller was $550,000, or 91.6% of base salary. The target incentive opportunity for Mr. Trenary was set at 75% of base salary. Expressed as a percentage of salary, fiscal 2017 target incentive award opportunities are the same as those that were in effect for 2016 for our NEOs.

Long-Term Incentives
The Company’s 2014 equity incentive plan (the “Equity Incentive Plan”) is designed to recognize and reward executive officers for efforts related to the long-term growth and success of the Company. The Equity Incentive Plan permits grants of various types of equity-based awards, including stock options, stock-settled stock appreciation rights, restricted stock, restricted stock units, performance shares and units, and other equity-based and cash awards, at the discretion of the Committee. This range of available awards provides the Committee the flexibility to grant appropriate types of awards under different circumstances, depending on our needs and the relative importance of compensation objectives as they may change over time.
Since 2005, we have granted equity-based awards in the form of time-based restricted stock, which vests ratably over three years. The use of restricted stock minimizes the level of dilution from the use of equity incentives. The Committee continues to believe restricted stock is an appropriate form of equity compensation because it serves as a retention incentive for the current management team whose skills and experience are desirable and sought after within the industry. The Committee also believes granting restricted stock aligns the executive officers’ interests directly with those of stockholders, as the executive officers will realize greater or lesser value based on stock price changes during the vesting period which will parallel those of stockholders over the same time period. On November 21, 2016, the Committee awarded restricted stock to the Messrs. Miller and Trenary, the Company’s current NEOs, with a grant date value comparable to 50% of base salary at the time of the grant in the case of Mr. Trenary and 58% of base salary at the time of the grant in the case of Mr. Miller.
Beginning in 2012, we added a cash component to the LTI award under the Equity Incentive Plan, to help manage equity plan dilution and share reserves, and to encourage Total Shareholder Return over time. Of those NEOs eligible for an award in the period commencing in October 2013 and ending September 30, 2016, only Mr. Miller and Mr. Trenary were actively employed and eligible for a payout. These awards were scored using the comparator group in place at the time the 2013 awards were established, as follows:

Accuride Corp.	Meritor, Inc.
Altra Holding, Inc.	Modine Manufacturing Co.
Core Molding Technology	Stoneridge, Inc.
EnPro Industries, Inc.	Titan International, Inc.
Fuel Systems Solutions, Inc.	WABCO Holdings, Inc.
L.B.Foster Company

The Company improved its performance relative to the original peer group for the 2013 - 2016 award period and ended in the third quartile, resulting in a payout under the program at 50% of target. Mr. Miller’s original LTIP performance cash target in 2013 was established at $166,000. His 2016 payout under the program was $83,000. Mr. Trenary’s original LTIP performance cash target in 2013 was established at $105,000. His 2016 payout under the program was $52,500. These amounts were paid as a taxable bonus on October 21, 2016, and are reflected in the Summary Compensation Table as Incentive Plan Compensation.
This same peer group will remain for the LTI opportunity awarded in 2014 that will vest on September 30, 2017; and the LTI opportunity awarded in 2015 that will vest on September 30, 2018. The LTI opportunity awarded in 2016 is subject to the revised competitive peer group approved in November 2016 as described below.
For 2016, the total target LTI award value established for Mr. Miller, including restricted stock and cash, was $700,000, or approximately 117% of base salary. The total target LTI cash award value for Mr. Trenary was equal to 100% of base salary. All LTI Awards were equally weighted between time-based restricted stock and long-term performance cash awards, as described above.
On November 21, 2016, the Committee approved long-term performance cash awards tied to our Total Shareholder Return over the three-year performance period from October 1, 2016 through September 30, 2019 relative to the Total Shareholder Return of the following comparator group of seventeen companies (Total Shareholder Return Peer Group):

Altra Industrial Motion	Gentherm, Inc.
American Railcar Industries, Inc.	L.B. Foster Company
ASTEC Industries, Inc.	Modine Manufacturing
Columbus McKinnon Corp.	Shiloh Industries, Inc.
Dorman Products, Inc.	Spartan Motors Inc.
EnPro Industries, Inc.	Standard Motor Products
Federal Signal Corp.	Stoneridge
Freightcar America, Inc.	Supreme Industries

This is the same comparator group developed by Meridian. All of the companies in the Total Shareholder Return Peer Group are also included in the compensation peer group, as they are viewed as competitors for business, executive talent, and/or investor dollars. Total Shareholder Return is defined as the change in stock price in addition to any dividends paid over the three-year performance cycle. Total Shareholder Return calculations are based on average closing stock prices, both for us and for our peers, for the twenty trading days leading up to the beginning and end of the performance cycle.
Potential payouts under the cash performance award can range from 0% to 150% of target, based on our relative Total Shareholder Return performance over the three-year performance period relative to the Total Shareholder Return Peer Group, as follows:

Commercial Vehicle Group 3-Year Total Shareholder Return Rank (out of 17 companies)	Percent of Target Award Earned
Top Quartile (rank of 1, 2, 3 or 4)	150%
Second Quartile (rank of 5, 6, 7 or 8)	100%
Third Quartile (rank of 9, 10, 11 or 12)	50%
Bottom Quartile (rank of 13, 14, 15, 16 or 17)	0% (No Payout)

The Committee believes the 2016 cash performance awards are consistent with our philosophy of placing greater emphasis on long-term and at-risk incentive compensation to encourage a long-term view that supports the creation of stockholder value. Under current accounting rules, the Company is able to adjust any accounting expense associated with cash-settled awards tied to market-based performance conditions so that the final expense recognized matches the actual performance outcome.
Conclusion
Fiscal 2016 was a positive year for the Company, as we delivered strong operating profit and return on capital on lower sales during a difficult cycle in our industry. Our fiscal 2016 overall financial performance results under the 2016 Bonus Plan were above target levels with respect to Operating Profit Margin and Return on Average Invested Capital. Our executive compensation outcomes, as described above, therefore reflect our pay for performance philosophy, with payouts for the Net Sales metric below target and payouts for Operating Profit Margin and ROAIC above target. Our executive compensation program continues to place considerable emphasis on variable compensation designed to align NEO pay with Company performance and long-term shareholder value creation. The Committee believes the current structure of our executive compensation program is appropriate and aligns with the Company’s compensation philosophy and program objectives.
Timing of Equity Grants
We did not grant any stock options or stock appreciation rights during 2016. We do not have a program in place at this time related to the timing and pricing of stock options in connection with the release of material non-public information.
The Committee approved grants of restricted stock on November 21, 2016. Neither our President & CEO, nor our CFO played a role in the Committee’s decision on the specific timing of the 2016 restricted stock grants. Grants of restricted stock are issued generally at the same time each year with one-third of the shares in each grant vesting on each October 20th following the year of grant until such time as all shares of restricted stock in such grant have vested. Following Committee approval of the grants, our Human Resources and Finance Departments administered the 2016 awards made under the Equity Incentive Plan.
Adjustment or Recovery of Awards
In 2015 the Compensation Committee of the Board of Directors adopted a clawback policy on incentive compensation and equity grants upon the restatement of financial results. Under the policy, if any officer of the Company subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Officer”) engages in any fraud, misconduct or other bad-faith action that directly or indirectly causes or contributes to the need for a material accounting restatement of previously filed financial statements, any award for that period in excess of what would have been paid without the restatement shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion.
Risk Assessment
The Committee mitigates risk related to the Company’s compensation programs and policies through periodic market benchmarking, capped incentive award opportunities that are tied to multiple performance metrics measured over multiple timeframes, stock ownership requirements, anti-hedging policies, insider trading policy, a clawback policy, and oversight by independent, non-employee directors who meet in executive session and utilize independent external compensation advisors. Potential payouts under the incentive plans are modest as a percentage of revenue and income and NEOs must deliver a minimum threshold performance in order to receive an award. The Committee believes that our compensation philosophy and structure do not create risks that are likely to have a material adverse effect on the Company.
Consideration of Prior Amounts Realized
The Committee does not consider prior stock compensation gains in setting future compensation levels. The Committee believes this practice is consistent with our philosophy of providing future opportunities to executive officers in exchange for our future financial and stockholder return performance.
Post-Termination Payments
Change-in-Control Agreements
Each of our current NEOs is party to an Employment Agreement or Change-in-Control & Non-Competition Agreement (a “Change-in-Control Agreement”), which specifies severance payments in the event of certain employment termination scenarios both before and following a Change-in-Control of the Company. Mr. Miller executed a Change-in-Control Agreement in October 2014, which was replaced with an Employment Agreement, executed on March 22, 2016 in connection with his promotion to the role of President and Chief Executive Officer. Mr. Trenary’s Change-in-Control Agreement was executed in January 2014; and Mr. Saoud’s Agreement was executed in July, 2016. Mr. Saoud’s Change-in-Control Agreement subsequently terminated as of his resignation from the Company on September 30, 2016. The agreements currently in place generally provide the following:
Mr. Miller and Mr. Trenary

•
Termination without Cause or by the executive for Good Reason in the absence of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; immediate vesting of all outstanding stock options and restricted stock awards; salary continuation severance pay at the base salary rate for an additional 24 months for Mr. Miller and an additional 12 months for Mr. Trenary.

•
Termination without Cause or by the executive for Good Reason within 13 months of a Change-in-Control: Any annual incentive based on actual performance earned with respect to the previous calendar year but unpaid as of the employment termination date; a prorated amount of the annual incentive for the calendar year in which the termination occurs; the amount of any earned but unpaid portion of any incentive compensation, or any other fringe benefit to which the executive is entitled under the agreement through the date of the terminations as a result of the Change-in-Control; an amount equal to two times, in the case of Mr. Miller, and one times, in the case of Mr. Trenary, the sum of the executive’s base salary plus the average annual incentive received over the last three fiscal years, plus any medical, financial and insurance coverage provided under the annual compensation plan; and accelerated vesting of all outstanding stock options and restricted stock awards.

•	Non-compete and non-solicitation provisions that continue for 24 months in the case of Mr. Miller and for 12 months in the case of Mr. Trenary, in each case following termination of employment.

•	The agreements do not provide for any excise tax gross up payments.

Severance payments under these agreements will end immediately if the executive is in violation of any of his obligations under his agreement or if we learn of any facts relating to the executive’s job performance or conduct that would have given us cause to terminate his employment. Payments under Mr. Miller’s employment agreement and Mr. Trenary’s Change-in-Control Agreement are subject to applicable delay periods for benefits that constitute nonqualified deferred compensation under Section 409A of the Internal Revenue Code.
As defined in the Change-in-Control Agreements and Mr. Miller’s employment agreement,
“Cause” generally means (1) dishonesty in carrying out company business; (2) engaging in acts injurious to us; (3) willful failure to follow Board directives; (4) illegal conduct or gross misconduct; (5) breach of the Change-in-Control Agreement; (6) violation of code of business ethics; or (7) a felony or certain misdemeanors.
“Good Reason” means (1) a material change in duties and responsibilities; (2) reduction in base salary or failure to increase salary following a change-in-control; (3) relocation outside the Columbus, Ohio metropolitan area; (4) material reduction of incentive opportunities; (5) failure to provide substantially similar benefits following a Change-in-Control; (6) failure of successor to assume the Change-in-Control Agreement; (7) request that executive engage in illegal conduct; or (8) breach of the Change-in-Control Agreement.
“Change-in-Control” means (1) change in more than 50% of beneficial ownership of the Company; (2) change in more than a majority of voting shares following any transaction; (3) change in more than half of the Board over a two-year period; or (4) sale of substantially all of our assets.
The amounts of potential payments that result from these various events are set forth below in the section entitled “Potential Payments upon Termination or Change-in-Control.” The Committee believes the use of these agreements provides an important retention incentive for the NEOs primarily in the context of potential corporate transactions. The Committee also believes, based on their own experiences, that the provisions of the Change-in-Control Agreements and Mr. Miller’s employment agreement are comparable to standard provisions of such agreements for executive officers in the competitive market.
Mr. Saoud
In connection with his resignation on September 30, 2016, the Company entered into a Separation Agreement with Mr. Saoud that provided for the forgiveness of the obligation to repay a pro-rated portion of relocation benefits paid in connection with Mr. Saoud’s relocation to the Central Ohio area in 2016. All unvested restricted stock as of Mr. Saoud’s separation date was forfeited at separation, in accordance with the terms of the Equity Incentive Plan. In his Separation Agreement, Mr. Saoud agreed to certain non-disparagement covenants, and the Company agreed to the same. Mr. Saoud further agreed to cooperate with the Company in support of its business interests on any matter arising out of his employment, and to facilitate an orderly transition of his job duties, and also agreed to certain confidentiality, noncompetition, and non-solicitation covenants. In the Separation Agreement, Mr. Saoud released and waived any and all claims against the Company and its representatives which may exist or have arisen up to and including the date of the Separation Agreement, including claims that arise out of his employment or relationship with the Company or any of its representatives and the cessation of his employment.
Retirement Plans
We sponsor a number of tax-qualified employee savings and retirement plans (collectively the “401(k) Plan”), that cover most employees who satisfy certain eligibility requirements relating to minimum age and length of service. Under the 401(k) Plan effective at December 31, 2016, eligible employees, including all of the current NEOs, could elect to contribute between 1% and 6% of their annual compensation and receive a Company matching contribution of 100% of the first 3% of employee contributions, and 50% of the next 2% of employee contributions. All matching dollars vest immediately under the Company’s 401(k) Plan, as of January 1, 2015. The matching amounts received by the NEOs in 2016 are set forth below in the “All Other Compensation” column of the “Summary Compensation Table.” The 401(k) Plan and the non-qualified Deferred Compensation Plan described below represent the only sources of retirement income provided by the Company for the NEOs.

Deferred Compensation Plan
We implemented the Deferred Compensation Plan (the “Deferred Plan”) in 2006 for certain executive officers and employees primarily for the purpose of retention and recruitment. The Deferred Plan allows for pre-tax deferrals of compensation and provides for the assets to accumulate on a tax-deferred basis for the purpose of supplementing retirement income. Eligible participants may defer up to 80% of their base salary and/or up to 100% of their eligible annual incentive as well as amounts equal to any refund they receive from the tax-qualified 401(k) Plan due to discrimination testing. Election deferrals must be made annually and before the compensation is earned. Participants make elections on the length of the deferral period at the same time they make the deferral election. Participants make investment choices from a selection of investment options similar to the 401(k) Plan. Effective January 1, 2016, the Company eliminated the discretionary match on participant contributions to the Deferred Plan, although eligible employees are still able to contribute to the plan on a tax deferred basis. Distributions under the plan may be made as a lump sum or annual installments over periods of up to 15 years as determined at the time of deferral by the participant. Additional distribution events include termination of employment, disability, death, unforeseeable emergency or a change-in-control.
Stock Ownership Guidelines and Hedging Policies
The Board strengthened the stock ownership guidelines for NEOs in 2014, which require executive officers and directors to hold shares of common stock with a value equal to: (a) five times annual base salary for the President & CEO; (b) three times annual base salary for the Chief Financial Officer and Division Presidents (c) two times annual base salary for all other Section 16 Officers, (d) one times base salary for all other officers and key managers as designated by the Compensation Committee, and (e) five times the annual cash retainer for all members of the Board. Compliance is calculated annually, on the last trading day of each fiscal year. On March 9, 2016, the Committee refreshed the formula for determining compliance with the ownership requirements, using the share price as of calendar year end or a three year average share price as of calendar year end, whichever is higher. The Committee eliminated the mandated five year window to meet the ownership guidelines but affirmed that covered persons may not sell any shares until compliance is reached, other than the voluntary forfeiture of shares to satisfy annual tax withholding obligations associated with vested shares.
We maintain a policy that prohibits directors, executive officers and employees from engaging in any type of hedging transactions or from holding our securities in a margin account or pledging our securities as collateral for a loan. A director, executive officer or employee may seek prior approval from the Board to pledge securities as collateral for a loan (but not for margin accounts) if the director, executive officer or employee can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. This policy is posted on our website at www.cvgrp.com.
Impact of Tax and Accounting Considerations
In general, the Committee takes into account the various tax and accounting implications of the components of our compensation program.
Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain executive officers, including the Chief Executive Officer and each of the next three highest paid executive officers (other than the Chief Financial Officer). Exceptions are made for qualified performance-based compensation, among other things.
The components of compensation, including salaries, annual incentives, exercised stock options and vested restricted stock are tax deductible to the extent that they are less than $1 million for each NEO in a given year.  Certain types of awards granted under our Equity Incentive Plan, including long-term performance cash awards, are generally intended to qualify as performance-based compensation under Section 162(m) of the Code. For 2016, the Company did not receive a tax deduction for compensation amounts that totaled more than $1 million per NEO employed at year end.
The Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for our executive officers, the potential deductibility of the compensation payable under those plans and arrangements should be only one of a number of relevant factors taken into consideration and not the sole governing factor. For that reason, the Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards or equity incentive awards, which may not be fully deductible by reason of Section 162(m) or other provisions of the Code.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s 2016 Annual Report on Form 10-K and this Proxy Statement.

Scott C. Arves (Chairman)
Harold C. Bevis
Robert C. Griffin
Roger L. Fix

The following table summarizes the compensation of the NEOs for the years ending December 31, 2014, 2015 and 2016. The NEOs are the Company’s current chief executive officer, current chief financial officer, and one former highly compensation officer, as detailed in the table below.

2016 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($) (3)	Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)	Total ($)
Patrick E. Miller(1)	2016	600,000	350,000	796,624	789	20,395	1,767,807
President and Chief Executive Officer	2015	382,307	350,000	364,225	3,256	26,467	1,126,255
	2014	320,000	160,002	274,358	855	26,770	781,985
C. Timothy Trenary(1)	2016	424,999	212,503	466,076	-	10,600	1,130,524
Chief Financial Officer	2015	441,346	212,499	311,856	-	10,600	976,301
	2014	424,999	212,501	318,844	-	7,800	964,143
Joseph Saoud(1)	2016	240,000	-	-	265	10,600	250,865
President, Global Construction,(6) Agriculture & Military	2015	262,462	400,000	120,000	-	-	782,461

(1)	Messrs. Miller and Trenary were NEOs in each of 2014, 2015 and 2016. Mr. Saoud was an NEO in 2015 and 2016.

(2)
Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of compensation into the Commercial Vehicle Group, Inc. Deferred Compensation Plan. The 2015 calendar year included 27 bi-weekly pay dates rather than 26 which impacted the 2015 W-2 income reported for our NEOs. The amount shown for Mr. Saoud in 2016 reflects wages paid through his separation date of September 30, 2016.

(3)
Amounts shown for 2016 represent the aggregate value of the restricted stock based on the closing stock price of $5.38 on the grant date of November 21, 2016. In the case of Messrs. Trenary and Mr. Saoud, the amount also reflects the aggregate value of the restricted stock issued on March 22, 2016 based on the closing stock price of $5.62 on the grant date, in connection with their retention bonus agreements executed on the same date. Amounts shown for 2015 represent the aggregate value of the restricted stock based on the closing stock price of $3.24 on the grant date. Amounts shown for 2014 represent the aggregate value of the restricted stock based on the closing stock price of $6.76 on the grant date.

(4)
Amounts shown for 2016 represent incentive payments made in 2017 under the Commercial Vehicle Group 2016 Bonus Plan. The amount shown for Mr. Miller also includes an LTIP award payment of $83,000 for the award period October 1, 2013 through September 30, 2016. The amount shown for Mr. Trenary also includes an LTIP award payment of $52,500 for the award period October 1, 2013 through September 30, 2016. Amounts shown for 2015 represent incentive payments made in 2016 under the Commercial Vehicle Group 2015 Bonus Plan. The amount shown for Mr. Miller for 2015 also includes an LTIP award payment of $64,631 for the award period October 1, 2012 through September 30, 2015. The amounts shown for 2014 represent incentive payments made in 2015 under the Commercial Vehicle Group 2014 Bonus Plan.

(5)
Represents above-market earnings in the Deferred Compensation Plan for Mr. Miller and Mr. Saoud. Mr. Trenary did not participate in the plan in 2014, 2015 or 2016. See the “2016 Deferred Compensation Table” below.

(6) Includes the aggregate value of Mr. Saoud’s signing shares received at hire and the LTIP award received in December 2015. All unvested shares were forfeited on September 30, 2016 as an outcome of Mr. Saoud’s resignation.

The following table provides information regarding the value of other compensation, benefits and perquisites provided to the NEOs in 2016:

2016 All Other Compensation Table(3)

Name	Health Benefits ($) (1)	Company Contributions to Deferred Compensation and 401 (k) Plans ($) (2)	Total ($)
Patrick E. Miller	-	20,395	20,395
C. Timothy Trenary	-	10,600	10,600
Joseph Saoud	-	10,600	10,600

(1)	Represents the value of executive life insurance premiums. Mr. Miller and Mr. Trenary waived executive life insurance coverage.

(2)
Represents our contribution equal to 50% of the first 6% of the participant’s contribution relating to the 401(k) Plan in 2016 and matching dollars for eligible 2015 incentive awards payable in 2016 under the Deferred Compensation Plan.

(3)	In 2016, none of our NEOs had perquisites in an amount greater than $10,000, in the aggregate.

The following table provides information regarding estimated possible payouts under the Commercial Vehicle Group 2016 Bonus Plan and the cash performance awards and restricted stock awards granted under the Equity Incentive Plan in 2016:
2016 Grants of Plan Award Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)
Patrick E. Miller	N/A	(1)	137,500	550,000	1,100,000	-	-
	11/21/2016	(2)	175,000	350,000	525,000	-	-
	11/21/2016	(3)	-	-	-	65,065	350,000
C Timothy Trenary	N/A	(1)	79,688	318,750	637,500	-	-
	11/21/2016	(2)	53,125	212,500	318,750	-	-
	11/21/2016	(3)	-	-	-	39,498	212,500
	3/22/2016	(4)	-	-	-	9,689	24,998
Joseph Saoud	N/A	(1)	60,000	240,000	480,000	-	-
	11/21/2016	(2)	-	-	-	-	-
	11/21/2016	(3)	-	-	-	-	-
	3/22/2016	(4)	-	-	-	-	-

(1)
"N/A" refers to a lack of grant date for the annual incentive opportunity. See the “Compensation Discussion and Analysis - Annual Incentive Compensation” for a description of the Commercial Vehicle Group 2016 Bonus Plan. These amounts represent potential payouts under the 2016 Bonus Plan. Actual awards can be found in the “Summary Compensation Table” under the column titled “Incentive Plan Compensation.”

(2)
Please see “Compensation Discussion and Analysis - Long-Term Incentives” for a description of the cash performance awards. These amounts represent potential payouts under the cash performance awards granted on November 21, 2016 under the 2014 Equity Incentive Plan. These awards will be earned and payable following the end of the three year performance period concluding on September 30, 2019. Mr. Saoud did not receive an award in 2016 as an outcome of his September resignation.

(3)
Represents the restricted stock awarded on November 21, 2016 under the 2014 Equity Incentive Plan. Mr. Saoud did not receive an award in 2016 as an outcome of his September resignation. Awarded shares vest ratably each October 20th over three years, with the first tranche vesting on October 20, 2017. Mr. Miller received a discretionary stock award in April 2015 of 15,528 shares that vests ratably over three years, beginning October 20, 2015. Mr. Trenary received a discretionary stock award in April, 2015 of 11,646 shares that vests ratably over three years, beginning October 20, 2015. Mr. Saoud received an inducement grant of 38,772 shares that was scheduled to cliff vest on October 20, 2018. Those shares were subsequently forfeited in connection with Mr. Saoud's separation on September 30, 2016.

(4)
Represents the restricted stock awarded to Mr. Trenary and Mr. Saoud on March 22, 2016 under the 2014 Equity Incentive Plan to encourage their retention. The shares vest ratably over three years, with the first tranche vesting on October 20, 2016. Mr. Saoud's shares were forfeited in connection with his separation on September 30, 2016.

The following table shows the number of shares covered by unvested restricted stock held by the NEOs on December 31, 2016, calculated using the closing stock price of $5.53 on December 30, 2016:

Outstanding Equity Awards at Fiscal 2016 Year-End Table

		Stock Awards
Name	Note	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick E. Miller	(1)	7,889	43,626	-	-
	(2)	5,176	28,623	-	-
	(3)	72,016	398,248	-	-
	(5)	65,299	361,103	-	-
C. Timothy Trenary	(1)	10,478	57,943	-	-
	(2)	3,882	21,467	-	-
	(3)	43,724	241,794	-	-
	(4)	6,459	35,718	-	-
	(5)	39,646	219,242	-	-
Joseph Saoud	(6)	-	-	-	-

(1)	Represents the restricted stock grant issued in November 2014 which will fully vest on October 20, 2017.

(2)
Represents the restricted stock grant issued in April 2015 to Mr. Miller and Mr. Trenary to recognize their individual performance and encourage their retention. The stock was valued at $100,000 and $75,000, respectively, at the time of the grant. The remaining shares will vest on October 20th of 2017.

(3)	Represents the restricted stock grants issued in November 2015. These shares will vest in two equal installments on October 20th of 2017 and 2018.

(4)
Represents a discretionary award of restricted stock issued to Mr. Trenary on March 22, 2016 to encourage his retention and valued at $24,998 at the time of the grant based on the closing stock price on that date. The remaining shares reflected above will vest in two equal installments on October 20th of 2017 and 2018.

(5)	Represents the restricted stock grants issued in November 2016 which will vest in equal installments on October 20th of 2017, 2018 and 2019.
(6) Mr. Saoud forfeited all unvested shares as of September 30, 2016 due to his resignation.

The following table shows the number of shares of common stock acquired by the NEOs upon the exercise of options and the vesting of restricted stock during 2016:

2016 Option Exercise and Stock Vested Table
	Option Awards		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Patrick E. Miller	-	-	58,361	308,730
C Timothy Trenary	-	-	53,278	281,841
Joseph Saoud	-	-	-	-

(1)	Calculated using the closing stock price of $5.29 on October 20, 2016

The table below shows the executive contributions, Company matching contributions, earnings and account balances for the NEOs in the Commercial Vehicle Group, Inc. Deferred Compensation Plan (the “Deferred Plan”), an unfunded, unsecured deferred compensation plan. Under the Deferred Plan, the Company matched 50% of the first six percent of the earned bonus from the prior year, paid in 2016. As of January 1, 2016, the Company eliminated all matching dollars under the Deferred Plan. Please refer to the “Compensation Discussion and Analysis - Post-Termination Payments - Deferred Compensation Plan” for a detailed description of the Deferred Plan.

2016 Deferred Compensation Table
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Patrick E. Miller (1)	54,276	9,796	25,633	22,049	463,435
C. Timothy Trenary (2)	-	-	-	-	-
Joseph Saoud (3)	-	-	4,503	-	56,693

(1)
Mr. Miller elected to defer 6% or $54,276, of his eligible compensation for 2016. The Company's contribution of $9,796 representing the match on eligible 2015 incentives payable in 2016 was reported as other compensation in the Summary Compensation Table for 2016. Mr. Miller had a scheduled distribution under the Deferred Compensation Plan in January 2016 for $22,048.

(2)	Mr. Trenary elected not to participate in the Deferred Plan in 2016.

(3)
As a condition of Mr. Saoud’s offer of employment, the Company made a one-time employer contribution of $50,000 in 2015 to his Deferred Compensation Plan account, one third of which vested in 2016 and will be distributed in 2017. Mr. Saoud elected not to participate in the Deferred Plan in 2016.

The table below shows the compensation payable to each NEO upon the occurrence of the following events: voluntary termination or involuntary for cause termination; early/normal retirement or death or disability; involuntary not for cause termination; and change-in-control and termination within thirteen months. The amounts shown assume that each event was effective as of December 31, 2016, and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid to each NEO can only be determined at the time of such person’s separation.
Potential Payments Upon Termination or Change in Control Table

Executive	Voluntary Termination or Involuntary for Cause Termination	Early/Normal Retirement or Death or Disability	Involuntary not for Cause Termination	Change-in-Control	Change-in-Control and Termination Within Thirteen Months
Patric E. Miller
Severance Payment (1) (2)	$ -	$713,623	$1,913,624	$ -	$713,623
Salary Termination Benefit (3)	-	-	-	-	1,029,192
Restricted Stock (4)	-	831,601	831,601	-	831,601
Cash Performance Award (5)	-	-	-	-	175,000
Benefit Continuation (6)	-	-	-	-	40,831
Legal Counsel Representation (7)	-	-	-	-	50,000
Totals	$ -	$1,545,224	$2,745,225	$ -	$2,840,247

C. Timothy Trenary
Severance Payment (1) (2)	$ -	$413,575	$838,576	$ -	$311,856
Salary Termination Benefit (3)	-	-		-	743,750
Restricted Stock (4)	-	576,165	576,165	-	576,165
Cash Performance Award (5)	-	-	-	-	106,250
Benefit Continuation (6)	-	-	-	-	13,950
Legal Counsel Representation (7)	-	-	-	-	50,000
Totals	$ -	$989,740	$1,414,741	$ -	$1,801,971

(1)
In the case of Mr. Miller, represents base salary for an additional 24 months, plus any annual incentive earned in the prior year but not yet paid, if Mr. Miller’s employment is terminated without “Cause.” In the case of Mr. Trenary, represents 12 months plus any annual incentive award earned in the prior year but not yet paid, if his employment is terminated without “Cause.”

(2)	Represents payment of any annual incentive award earned in the prior year but not yet paid, if the named executive officer is terminated as a result of retirement, death, or disability.

(3)
In the event of a Change-in-Control and termination within thirteen months, the named executive officers are entitled to the earned but unpaid portion of incentive compensation under the 2016 Bonus Plan. The unpaid earned compensation is payable within 15 days after termination of employment, but if the named executive officer is deemed to be a “specified employee” (within the meaning of Section 409A of the Code) on the date of termination of his employment, any severance payments that are considered deferred compensation subject to the requirements of 409A will be made on the earlier of (A) six months from the date of the named executive officer’s separation from service, and (B) the date of his death (the “delay period”). Upon the expiration of the delay period, all payments that would have been paid in the absence of such delay shall be paid to the named executive officer in a lump sum, and any remaining payments and benefits shall be paid or provided in accordance with the Change-in-Control Agreement.In the event of a Change-In-Control and termination within thirteen months, the salary termination benefit for Mr. Miller is equal to two times the amount of his current annual compensation, which is defined as the total of the base salary in effect at the time of termination, plus the average annual performance incentive award actually received by the executive over the last three fiscal years. For Mr. Trenary the salary termination benefit is equal to the amount of his current annual compensation, which is defined as the total of the base salary in effect at the time of the termination, plus the average annual performance incentive award actually received by the executive over the last three fiscal years. The current annual compensation does not include the value of any stock options granted or exercised, restricted stock awards granted or vested, or contributions to 401(k) or other qualified plans. One-half of the salary termination benefit is payable as a lump sum payment within 30 days of termination and one-half of the salary termination benefit is payable as severance pay in equal monthly payments commencing 30 days after termination of employment and ending on the date that is the earlier of two and one-half months after the end of the fiscal year in which termination occurred or death, but if the named executive officer is deemed to be a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code) on the date of termination of his employment, any severance payments that are considered deferred compensation subject to the requirements of 409A will be made on the earlier of the delay period. Upon expiration of the delay period, all payments that would have been paid in the absence of such delay shall be paid to the named executive officer in a lump sum, and any remaining payments and benefits shall be paid or provided in accordance with the Change-in-Control Agreement.

(4)
Payments relating to restricted stock represent the value of unvested restricted stock as of December 31, 2016, calculated by multiplying the number of unvested shares of restricted stock as of December 31, 2016 by the closing market price of our common stock on December 30, 2016.

(5)
In the event of a Change-in-Control, the cash performance award will be earned and paid based on the Total Shareholder Return calculated through the end of the most recently completed fiscal quarter prior to the Change-in-Control, subject to any terms and conditions set forth in the plan and/or imposed by the Committee. The amounts presented represent the amount that would be earned and paid based on our Total Shareholder Return relative to the Total Shareholder Return of companies in the Total Shareholder Return Peer Group, calculated as of December 31, 2016.

(6)	Represents any health, dental and vision insurance coverage provided at the time of termination of employment for a period of 24 months for Mr. Miller and 12 months for Mr. Trenary.

(7)
Represents the maximum amount reimbursable for legal expenses in connection with enforcement of the Change-in-Control Agreement in the event of a dispute following a Change-in-Control. In addition to these benefits, NEOs with a vested balance under the Deferred Plan would be entitled to the vested portion of the account balance in the event of their termination of employment, death, disability, or a Change-in-Control. See the “2016 Deferred Compensation Table.” The Company is obligated to pay the following pursuant to the NEOs’ Change-in-Control Agreements:

Terminations due to death, disability, for “Cause” or voluntary termination - the NEO will receive the earned but unpaid portion of base salary through the termination date.
For terminations by the Company without “Cause” prior to a Change-in-Control - the NEO will receive the earned but unpaid portion of base salary through the termination date plus base salary in accordance with the Company’s payroll practices in effect at the time of employment separation for an additional 24 months for Mr. Miller, and 12 months for Mr. Trenary.
For without “Cause” or “Good Reason” terminations occurring at or within 13 months of a Change-in-Control - The NEO will receive the earned but unpaid portion of the base salary, credit for accrued but unused vacation and the amount of any earned but unpaid bonus, and incentive compensation or other fringe benefit through the date of termination. Mr. Miller receives two times the amount of his current annual compensation, which is defined as the total of the base salary in effect at the time of termination, plus the average annual performance incentive actually received by the executive over the last three fiscal years. Mr. Miller also receives the continuation of certain benefits as described in the table for a period of 24 months. The salary termination benefit for Mr. Trenary is equal to one times the amount of his current annual compensation and certain benefits continuation for a period of 12 months. In addition, upon a termination without “Cause” or for “Good Reason” within 12 months of a Change in Control, any restrictions on the NEO’s restricted stock awards will lapse and the restricted stock awards will be deemed fully vested.
Change-in-Control - Under the cash performance awards, in the event of a Change-in-Control prior to the expiration of the three year performance period, the cash performance award will be earned and paid based on the Total Shareholder Return calculated through the end of the most recently completed fiscal quarter prior to the Change in Control, subject to any terms and conditions set forth in the Equity Plan and/or imposed by the Compensation Committee.
Non-competition and non-solicitation provisions - pursuant to his Change-in-Control Agreement, Mr. Miller has agreed not to compete with us, or solicit any of our employees, during the period in which he is employed by us and for a 24 month period thereafter. Pursuant to his Change-in-Control Agreements, Mr. Trenary has agreed not to compete with us, or solicit any of our employees, during the period in which he is employed by us and for a 12 month period thereafter.
Terms of Employment for Executive Officers
Each of our NEOs is generally entitled to participate in the following Company benefit programs: participation in management performance bonus plan; vacation in accordance with Company policy, hospital/surgical/medical insurance; dental and vision insurance; group life insurance and short-term disability and long-term disability coverage; participation in the Company 401(k) Savings Plan; participation in the Deferred Compensation Plan; relocation package in connection with the start of employment, as appropriate; and severance in accordance with the Company’s Change-in-Control and Non-Competition Agreement.

 Indemnification Agreements

In addition to the indemnification provided for in our certificate of incorporation, we have entered into separate indemnification agreements with each of our directors and NEOs. These indemnification agreements require us, among other things, to indemnify our directors and NEOs for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by a director or NEO in connection with the investigation, defense, settlement or appeal of any proceeding to which he was or is a party, or is threatened to be made a party or is involved, by reason of the fact that he is or was a director or NEO. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and NEOs.

Director Compensation
We pay our non-employee directors an annual retainer of $70,000 and an additional annual retainer to our Chairman of $55,000. We pay annual chair fees of $15,000 to the Audit Committee Chair, $10,000 to the Compensation Committee Chair and $7,500 to the Nominating & Corporate Governance Committee Chair.
We also compensate our non-employee directors through grants of restricted stock and in November 2016, we granted 13,941 shares of restricted stock to each of Messrs. Arves, Bevis, Bovee, Fix, Griffin, Rancourt, and Snell with a grant date value of $75,000. All such restricted stock grants made to our non-employee directors, starting with the December 2015 grant, cliff vest in one year on October 20 or sooner if the director leaves the Board prior to October 20 of the following year for any reason other than for cause. As an outcome of Mr. Bovee's retirement from the Board on December 31, 2016, all of his outstanding restricted shares vested. We also reimburse all directors for reasonable expenses incurred in attending Board and committee meetings.
The table below describes the compensation paid to non-employee directors in 2016. Mr. Miller, a director and our President and Chief Executive Officer, receives no compensation for serving on our Board.

2016 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Richard A. Snell	125,000	75,002	-	-	-	-	200,002
Scott C. Arves	80,000	75,002	-	-	-	-	155,002
Harold Bevis	70,000	75,002	-	-	-	-	145,002
David R. Bovee	70,000	75,002	-	-	-	-	145,002
Roger Fix	77,500	75,002	-	-	-	-	152,502
Robert C. Griffin	85,000	75,002	-	-	-	-	160,002
Wayne Rancourt	70,000	75,002	-	-	-	-	145,002

(1)	Represents the aggregate value of the restricted stock based on the closing stock price of $5.36 on the grant date.

(2)
The aggregate number of shares of unvested restricted stock held by each of our non-employee directors as of December 31, 2016 was 17,691, with the exception of Rancourt who held 13,993 shares of unvested restricted stock.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee. No interlocking relationship exists between our Board or the Compensation Committee of any other company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Stock Option Grants - There are no stock option grants outstanding.

At the 2014 Annual Meeting of our Stockholders, our stockholders approved the 2014 Equity Incentive Plan with 1,500,000 new shares available for awards. In addition to cumulative forfeitures of awards under the Company’s Fourth Amended and Restated Equity Incentive Plan, as of March 27, 2017, the Company has 868,311 shares available for issuance.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our management monitors related party transactions for potential conflicts of interest situations on an ongoing basis. Under the NASDAQ Marketplace Rules, we are required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the Board. In accordance with the charter of the Audit Committee, the Audit Committee must review and approve all related party transactions. Related parties means our directors, officers, 5% stockholders or the immediate family members of any of the foregoing. Our Code of Ethics provides that no director or executive officer may represent the interests of any party other than the Company (including personal interests) in any material transaction in which we and another party are involved.

Registration Agreement

Certain of our existing stockholders are party to a registration agreement. This agreement confers upon the parties thereto, who hold the majority of such stockholders’ shares of our common stock, the right to request up to five registrations of all or any part of their common stock on Form S-1 or any similar long-form registration statement or, if available, an unlimited number of registrations on Form S-2 or S-3 or any similar short-form registration statement, each at our expense.
In the event that the holders of these securities make such a demand registration request, all other parties to the registration agreement will be entitled to participate in such registration, subject to certain limitations. The registration agreement also grants to the parties thereto piggyback registration rights with respect to all other registrations by us and provides that we will pay all expenses related to such piggyback registrations.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.
Based on a review of such reports, we believe, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the last fiscal year.

AUDIT COMMITTEE REPORT
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under the Acts.
The Audit Committee is composed of three directors appointed by the Board, all of whom are independent under applicable NASDAQ marketplace rules. The Audit Committee operates under a written charter adopted by the Board in August 2004, amended in 2011, 2015 and 2016, a copy of which is posted on our website at www.cvgrp.com. The Audit Committee recommends to the Board the selection of the Company’s independent registered public accounting firm, KPMG LLP.
Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, and compliance with the Company’s legal and ethics programs. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with each of management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board.
In connection with new standards for independence of the Company’s independent registered public accounting firm promulgated by the SEC, during the Company’s 2016 fiscal year, the Audit Committee considered in advance of the provision of any non-audit services by the Company’s independent registered public accounting firm whether the provision of such services is compatible with maintaining such independence.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence.
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, its review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Members of the Audit Committee

Harold C. Bevis
Wayne M. Rancourt
Robert C. Griffin (Chairman)

SUBMISSION OF STOCKHOLDERS’ PROPOSALS AND ADDITIONAL INFORMATION

Proposals of stockholders intended to be eligible for inclusion in our proxy statement and proxy card relating to our 2018 annual meeting of stockholders must be received by us on or before the close of business December 18, 2017. Such proposals should be submitted by certified mail, return receipt requested.The by-laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to our Secretary not less than 90 days prior to the first anniversary of the previous year’s annual meeting (provided that in the event that the annual meeting is scheduled to be held on a date more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the public announcement of such meeting) and that such notice must meet certain other requirements, including (a) with respect to director nominees, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the stockholder’s name and record address, the class or series and number of shares of capital stock which are owned beneficially or of record by such stockholder, a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and any other information relating to such stockholder that would be required to be disclosed in a proxy statement in connection with solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. As a result, Stockholders who intend to present a proposal at the 2018 annual meeting without inclusion of such proposal in our proxy materials are required to provide notice of such proposal no later than February 15, 2018 (assuming the date of next year’s annual meeting is not more than 30 days prior to, or more than 60 days after, the anniversary of this year’s annual meeting). Our proxy related to the 2018 annual meeting will give discretionary voting authority to the proxy holders to vote with respect to any such proposal that is received by us after such date or any proposal received prior to that date if we advise stockholders in our 2018 proxy statement about the nature of the matter and how management intends to vote on such matter. Any stockholder interested in making such a nomination or proposal should request a copy of the by-laws from the Company’s General Counsel, Compliance Officer and Secretary.

We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Aneezal H. Mohamed, General Counsel, Compliance Officer and Secretary, Commercial Vehicle Group, Inc., 7800 Walton Parkway, New Albany, Ohio 43054. Our Annual Report on Form 10-K can also be downloaded without charge from our website at www.cvgrp.com/proxy.

OTHER MATTERS
We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mail, our directors, officers and employees may solicit proxies by personal interview, telephone or facsimile. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.
The directors know of no other matters which are likely to be brought before the annual meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.
By Order of the Board of Directors
Aneezal H. Mohamed
General Counsel, Compliance Officer
and Secretary
April 13, 2017
IT IS IMPORTANT THAT THE PROXY CARDS BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

APPENDIX A
AMENDED AND RESTATED COMMERCIAL VEHICLE GROUP, INC.
2014 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (the “Amended and Restated 2014 Equity Incentive Plan”) is to promote the long-term growth and profitability of Commercial Vehicle Group, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and deferred stock units, performance awards, dividend equivalent rights and other stock-based awards, or any combination of the foregoing may be made under the Amended and Restated 2014 Equity Incentive Plan.

2.	Definitions.

(a)“Board of Directors” and “Board” mean the board of directors of the Company.

(b)“Cause” shall, with respect to any participant, have the equivalent meaning as the term “cause” or “for cause” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean the occurrence of one or more of the following events:

(i)Conviction of any felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii)Deliberate or reckless conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise, or any other serious misconduct of such a nature that the participant’s continued relationship with the Company or a Subsidiary may reasonably be expected to adversely affect the business or properties of the Company or any Subsidiary; or

(iii)Willful refusal to perform or reckless disregard of duties properly assigned, as determined by the Company; or

(iv)Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

For purposes of this Section 2(b), any good faith determination of “Cause” made by the Committee shall be binding and conclusive on all interested parties.

(c)“Change in Control” means the occurrence of one of the following events:

(i)if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares or the combined voting power of the then outstanding securities of the Company; or

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Committee”means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Amended and Restated 2014 Equity Incentive Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Amended and Restated 2014 Equity Incentive Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Amended and Restated 2014 Equity Incentive Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code, and (iii) independent, as defined by the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(f)“Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)“Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-

time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 2% of, a corporation, partnership, firm or other entity that engages, in any state in which the Company or any Subsidiary is doing business at the time of such person’s termination of employment, in any business which competes with any product or service of the Company or any Subsidiary.

(h)“Covered Employee” means an individual who is both (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code and (ii) expected by the Committee to be the recipient of compensation (other than “qualified performance-based compensation” as defined in Section 162(m) of the Code) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s award would be allowed.

(i)“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or any agreement between the eligible participant and the Company as otherwise determined by the Committee.

(j)“Effective Date” has the meaning given in Section 22 of the Amended and Restated 2014 Equity Incentive Plan.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)“Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(m)“Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq Stock Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(n)“Full-Value Award” means any award under the Amended and Restated 2014 Equity Incentive Plan other than an Incentive Stock Option, Non-qualified Stock Option, or SAR.

(o)“Good Reason” shall, with respect to any participant, have the equivalent meaning as the term “good reason” or “for good reason” in any employment, consulting, or independent contractor’s agreement between the participant and the Company or any Subsidiary, or in the absence of such an agreement that contains such a defined term, shall mean (i) the assignment to the participant of any duties materially inconsistent with the participant’s duties or responsibilities as assigned by the Company (or a Subsidiary), or any other action by the Company (or a Subsidiary) which results in a material diminution in such duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent actions not taken in bad faith and which are remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; (ii) any material failure by the Company (or a Subsidiary) to make any payment of compensation or pay any benefits to the participant that have been agreed upon between the Company (or a Subsidiary) and the participant in writing, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Subsidiary) promptly after receipt of notice thereof given by the participant; or (iii) the Company’s (or Subsidiary’s) requiring the participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of award, except for travel reasonably required in the performance of the participant’s responsibilities.

(p)“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(q)“Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(r)“Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(s)“Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(t)“Performance Award” means a right, granted to a participant under Section 10 hereof, to receive awards based upon performance goals specified by the Committee.

(u)“Qualified Performance Award” has the meaning set forth in Section 10 hereof.

(v)“Qualified Performance Goal” has the meaning set forth in Section 10 hereof.

(w)“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(x)“Share” means a share of Common Stock that may be issued pursuant to the Amended and Restated 2014 Equity Incentive Plan.

(y)“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Amended and Restated 2014 Equity Incentive Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Amended and Restated 2014 Equity Incentive Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Amended and Restated 2014 Equity Incentive Plan, the Committee shall be authorized to (i) select persons to participate in the Amended and Restated 2014 Equity Incentive Plan, (ii) determine the form and substance of grants made under the Amended and Restated 2014 Equity Incentive Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Amended and Restated 2014 Equity Incentive Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Amended and Restated 2014 Equity Incentive Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Amended and Restated 2014 Equity Incentive Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Amended and Restated 2014 Equity Incentive Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Amended and Restated 2014 Equity Incentive Plan and any rules and regulations relating to the Amended and Restated 2014 Equity Incentive Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Amended and Restated 2014 Equity Incentive Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Amended and Restated 2014 Equity Incentive Plan shall be borne by the Company. The Amended and Restated 2014 Equity Incentive Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Amended and Restated 2014 Equity Incentive Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Amended and Restated 2014 Equity Incentive Plan; Limit on Awards.

Subject to adjustments as provided in Section 19, the maximum number of Shares that may be issued pursuant to the Amended and Restated 2014 Equity Incentive Plan as awards shall be a total of (i) 3,500,000 Shares, plus (ii) any Shares remaining available for grant under the Commercial Vehicle Group, Inc. Fourth Amended and Restated Equity Incentive Plan (the “Prior Plan”) as of May 15, 2014, plus (iii) any Shares with respect to Awards granted under the Prior Plan that are forfeited (or again become available for grant) following May 15, 2014. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Amended and Restated 2014 Equity Incentive Plan expires, terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Amended and Restated 2014 Equity Incentive Plan. In addition, any Shares tendered or withheld by the Company to satisfy any taxes payable in connection with the grant, vesting or settlement of a Full-Value Award shall thereafter be available for further grants under the Amended and Restated 2014 Equity Incentive Plan. Notwithstanding anything in this Section 4 to the contrary, any Shares that are tendered or withheld in payment of the exercise price of an Incentive Stock Option, Non-qualified Stock Option or SAR, or the taxes payable with respect to the exercise of an Incentive Stock Option, Non-qualified Stock Option or SAR, shall not thereafter be available for further grants under the Amended and Restated 2014 Equity Incentive Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 21 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

In any one calendar year, the Committee shall not: (i) grant to any one participant who is not a Non-Employee Director awards that relate to a number of Shares in excess of fifteen percent (15%) of the total number of Shares authorized under the Amended and Restated 2014 Equity Incentive Plan pursuant to this Section 4; (ii) grant to any one Non-Employee Director awards that relate to a number of Shares in excess of five percent (5%) of the total number of Shares authorized under the Amended and Restated 2014 Equity Incentive Plan pursuant to this Section 4; or (iii) grant to any one Participant Performance Awards providing for the payment or distribution to any Participant of cash or other property (other than Shares) having a value in excess of $4,000,000.

5.	Participation.

Participation in the Amended and Restated 2014 Equity Incentive Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Amended and Restated 2014 Equity Incentive Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Amended and Restated 2014 Equity Incentive Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Amended and Restated 2014 Equity Incentive Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs, restricted stock units, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Amended and Restated 2014 Equity Incentive Plan need not be uniform and may be made selectively among eligible individuals under the Amended and Restated 2014 Equity Incentive Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Amended and Restated 2014 Equity Incentive Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Amended and Restated 2014 Equity Incentive Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Amended and Restated 2014 Equity Incentive Plan, provided that such stock option otherwise meets the Amended and Restated 2014 Equity Incentive Plan’s requirements for Non-qualified Stock Options.

(a)Price.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv), if the Shares are traded on an established securities market at the time of exercise, by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised, or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

(c)Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)Termination.

(i)Death or Disability.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Amended and Restated 2014 Equity Incentive Plan if required to be so treated under the Code.

(ii)Retirement.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Amended and Restated 2014 Equity Incentive Plan if required to be so treated under the Code.

(iii)Discharge for Cause.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)Other Termination.  Except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(f)Options Exercisable for Restricted Stock.  The Committee shall have the discretion to grant options which are exercisable for Shares of restricted stock. Should the participant cease to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary while holding such Shares of restricted stock, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those Shares of restricted stock. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan. SARs shall be subject to such terms and conditions as the Committee may specify; provided that (a) the exercise price of an SAR may never be less than the fair market value of the Shares subject to the SAR on the date the SAR is granted and (b) no SAR will be exercisable in whole or in part more than ten years from the date of SAR is granted.

Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by (b) the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash or in Shares having a Fair Market Value equal to such amount. Upon distribution, the full number of Shares covered by the SAR, rather than the actual number of Shares distributed, will be counted as issued under the Amended and Restated 2014 Equity Incentive Plan for purposes of the limit on awards set forth in Section 4 above.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

8.	Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Amended and Restated 2014 Equity Incentive Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. The par value (or such larger amount) must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Amended and Restated 2014 Equity Incentive Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee and subject to Section 11 hereof, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

At such time as a participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.	Restricted Stock Units; Deferred Stock Units.

The Committee may at any time and from time to time grant restricted stock units under the Amended and Restated 2014 Equity Incentive Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 9), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive one Share from the Company at the end of the vesting period (the “Vesting Period”) of the applicable restricted stock unit, unless the participant elects in a timely fashion, as provided below, to defer the receipt of such Shares with respect to the restricted stock units. The Committee may require the payment by the participant of a specified purchase price in connection with any restricted stock unit award.

Except as otherwise provided by the Committee, during the Vesting Period the participant shall not have any rights as a shareholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless the participant elects in a timely fashion, as provided below, to defer the receipt of the Shares with respect to the restricted stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the payment of the Shares with respect to the deferred stock units.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and any of its Subsidiaries due to death, Disability or Retirement during any Vesting Period, all restrictions on restricted stock units granted to such participant shall lapse and the participant shall be then entitled to receive payment in Shares with respect to the applicable restricted stock units. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company and any of its Subsidiaries for any other reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

A participant may elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the Amended and Restated 2014 Equity Incentive Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant’s deferral election notice (the “Deferral Period”). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a shareholder of the Company; provided that, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to his or her death prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such participant’s death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon becoming disabled (as defined under Section 409A(a)(2)(C) of the Code) or Retirement or for any other reason except termination for Cause prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units at the end of the applicable Deferral Period or on such accelerated basis as the Committee may determine, to the extent permitted by regulations issued under Section 409A(a)(3) of the Code.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to termination for Cause such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

Except as otherwise provided by the Committee, in the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Company, or a “change in the ownership of a substantial portion of the assets” of the Company (in each case as determined under IRS Notice 2005-1, as amended or supplemented from time to time, or regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), a participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of the applicable Deferral Period as if such Deferral Period had ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the deferred stock units shall be made under this paragraph to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

10.	Performance Awards.

The Committee is authorized to make Performance Awards payable in cash, Shares or other awards, on terms and conditions established by the Committee, subject to the provisions of this Section 10. In particular, the amounts payable under a Performance Award may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more performance goals, which performance goals may relate to such measures or combination of measures of individual performance and/or the Company’s or a Subsidiary’s performance (including, without limitation, any divisional, business unit or other performance) as the Committee, in its sole discretion, deems appropriate. Achievement of performance goals in respect of such Performance Awards shall be measured over any performance period determined by the Committee.

The Committee may make a Performance Award to a Covered Employee that is intended to qualify as “performance-based compensation” for purposes of Section 162(m)(4)(C) of the Code (a “Qualified Performance Award”). In such case, the Committee shall condition the grant, vesting, exercise and/or settlement of such Qualified Performance Award upon achievement during a specified performance period of no less than three months of one or more performance goals established by the Committee (herein, “Qualified Performance Goals”) which may be based on, without limitation: net income, operating income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, return on investment, return on capital, return on invested capital, return on capital compared to cost of capital, return on capital employed, return on equity, return on assets, return on net assets, total shareholder return, cash return on capitalization, enterprise value, net debt, revenue, revenue ratios (per employee or per customer), stock price, market share, shareholder value, net cash flow, cash flow, cash flow from operations, cash balance, cash conversion cycle, cost reductions and cost ratios (per employee or per customer), new product releases and strategic positioning programs, including the achievement of specified milestones or the completion of specified projects. The Qualified Performance Goals may be absolute or relative, and may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence. The Committee shall have the power to impose such other restrictions on Qualified Performance Awards as it may deem necessary or appropriate to ensure that such Qualified Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

The Committee may adjust the time and/or performance goals applicable to Performance Awards to take into account changes in law, accounting and tax rules, and to make such adjustments as the Committee deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships. In the case of Qualified Performance Awards, the Committee may not increase the Common Stock or other amount that would otherwise be payable upon achievement of the stated Qualified Performance Goal(s), but may reduce the Common Stock or other amount due upon attainment of the stated Qualified Performance Goal(s), basing such cutback either upon subjective performance criteria, individual performance evaluations, or any other standards that are provided in the terms of the Qualified Performance Award.

The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of one or more performance goals during the given performance period, as specified by the Committee. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

Settlement of Performance Awards shall be in cash, Shares, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of the participant’s employment or service prior to the end of a performance period or settlement of Performance Awards. Any earned Performance Award shall be paid no later than two and one-half months after the last day of the tax year in which a performance period is completed.

11.	Dividends and Dividend Equivalents.

The Committee is authorized to grant dividend equivalents to a participant entitling the participant to receive cash, Shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock of the Company, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. Notwithstanding anything in the Amended and Restated 2014 Equity Incentive Plan to the contrary, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an outstanding award (or portion thereof) that has not vested. For any such award, the Committee may provide only for the accrual of dividends or dividend equivalents that will not be payable to the participant unless and until, and only to the extent that, the award vests. Dividend or dividend equivalent rights shall be as specified in the award agreement or pursuant to a resolution adopted by the Committee with respect to outstanding awards. No dividend equivalents shall be granted with respect to Non-qualified Stock Options, Incentive Stock Options or SARs.

12.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock of the Company, as deemed by the Committee to be consistent with the purposes of the Amended and Restated 2014 Equity Incentive Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such awards. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 12 shall be purchased for such consideration (including without limitation loans from the Company or a Subsidiary to the extent permissible under the Sarbanes Oxley Act of 2002 and other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Amended and Restated 2014 Equity Incentive Plan, may also be granted pursuant to this Section 12.

13.	Change in Control.

Unless otherwise determined by the Committee, if there is a Change in Control of the Company and a participant’s employment or service as a director, officer, or employee of the Company or a Subsidiary, is terminated (1) by the Company without Cause, (2) by reason of the participant’s death, Disability, or Retirement, or (3) by the participant for Good Reason, within twelve months after such Change in Control:

(i)any award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, and shall remain so for up to 180 days after the date of termination (but in no event after the expiration date of the award), subject to applicable restrictions;

(ii)any restrictions, deferral of settlement, and forfeiture conditions applicable to any other award granted under the Amended and Restated 2014 Equity Incentive Plan shall lapse and such awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the participant, and subject to applicable restrictions; and

(iii)with respect to any outstanding Performance Award, the Committee may, within its discretion, deem the performance goals and other conditions relating to the Performance Award as having been met as of the date of the Change in Control. Such Performance Award shall be paid no later than two and one-half months after the last day of the tax year in which such Change of Control occurred (or in the event that such Change in Control causes the tax year to end, no later than two and one-half months after the closing of such Change in Control).

Notwithstanding the foregoing, or any other provision of this Plan to the contrary, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Amended and Restated 2014 Equity Incentive Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

14.	Withholding Taxes.

(a)Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 14(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)Company Requirement.  The Company may require, as a condition to any grant or exercise under the Amended and Restated 2014 Equity Incentive Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 14(a) or this Section 14(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Amended and Restated 2014 Equity Incentive Plan.

15.	Written Agreement; Minimum Vesting Period.

Each employee to whom a grant is made under the Amended and Restated 2014 Equity Incentive Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Amended and Restated 2014 Equity Incentive Plan, as may be approved by the Committee. Notwithstanding any other provision of the Amended and Restated 2014 Equity Incentive Plan to the contrary, no grant under this Plan to any participant on or after the Effective Date may be exercised, and no restrictions relating thereto may lapse, earlier than the date that is one (1) year following the date the grant is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may waive or provide for the lapse of such vesting restrictions upon the participant’s death, Disability or upon a Change in Control, and (b) grants that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock that may be authorized for grant under Section 4 of the Amended and Restated 2014 Equity Incentive Plan (as such authorized number of shares of Common Stock may be adjusted as provided under the terms of the Amended and Restated 2014 Equity Incentive Plan) may be granted to any one or more participants without regard to the minimum vesting requirement of this Section 15.

16.	Transferability.

Unless the Committee determines otherwise, no award granted under the Amended and Restated 2014 Equity Incentive Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. No award granted under the Amended and Restated 2014 Equity Incentive Plan shall be transferable by a participant for consideration. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Amended and Restated 2014 Equity Incentive Plan and transferred as permitted by this Section 16, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

17.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award, restricted stock unit, or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

18.	Transfers Between Company and Subsidiaries.

The transfer of an employee, consultant or independent contractor from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment or services; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

19.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Amended and Restated 2014 Equity Incentive Plan (including, without limitation, the total number of Shares available for issuance under the Amended and Restated 2014 Equity Incentive Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Amended and Restated 2014 Equity Incentive Plan, and in the exercise price of outstanding options and SARs; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Amended and Restated 2014 Equity Incentive Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any award made pursuant to the Amended and Restated 2014 Equity Incentive Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Amended and Restated 2014 Equity Incentive Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for payment of cash or other property determined by the Committee to be equal to the intrinsic value of such awards at the time of the Change in Control (but, with respect to deferred stock units, only if such merger, consolidation, other reorganization, or Change in Control constitutes a “change in ownership or control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, as determined pursuant to regulations issued under Section 409A(a)(2)(A)(v) of the Code) or (b) assumed by the surviving or continuing corporation.

20.	Amendment and Termination of the Amended and Restated 2014 Equity Incentive Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Amended and Restated 2014 Equity Incentive Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provisions of the Amended and Restated 2014 Equity Incentive Plan, and in addition to the powers of amendment set forth in this Section 20 and Section 21 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Amended and Restated 2014 Equity Incentive Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

21.	Amendment of Awards under the Amended and Restated 2014 Equity Incentive Plan.

The terms of any outstanding award under the Amended and Restated 2014 Equity Incentive Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, any acceleration of the date of exercise of any award and/or payments (but, with respect to deferred stock units, only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code) thereunder or of the date of lapse of restrictions on Shares; provided that, except as otherwise provided in Section 16, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. Without prior shareholder approval, neither the Board nor the Committee may amend the Amended and Restated 2014 Equity Incentive Plan or the terms of any outstanding options or SARs awarded under the Amended and Restated 2014 Equity Incentive Plan to (i) lower or reduce the exercise price, (ii) cancel, exchange or surrender any outstanding option or SAR in exchange for cash or another award for the purpose of repricing the award, or (iii) cancel, exchange or surrender any outstanding option or SAR in exchange for an option or SAR with an exercise price that is less than the exercise price of the original award; provided that the foregoing shall not apply to any adjustment of an option or SAR pursuant to Section 19.

22.	Commencement Date; Termination Date.

The Plan will be effective on the date it is approved by the Company’s stockholders (the “Effective Date”). Unless previously terminated upon the adoption of a resolution of the Board terminating the Amended and Restated 2014 Equity Incentive Plan, the Amended and Restated 2014 Equity Incentive Plan shall terminate at the close of business on March 15, 2024. No termination of the Amended and Restated 2014 Equity Incentive Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any awards theretofore granted under the Amended and Restated 2014 Equity Incentive Plan.

23.	Severability.

Whenever possible, each provision of the Amended and Restated 2014 Equity Incentive Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Amended and Restated 2014 Equity Incentive Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Amended and Restated 2014 Equity Incentive Plan.

24.	Governing Law.

The Amended and Restated 2014 Equity Incentive Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Amended and Restated 2014 Equity Incentive Plan to the substantive law of another jurisdiction.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2017.

Vote by Internet

- Go to **www.envisionreports.com/CVGI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 5, and 1 Year for Proposal 4.

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	For	Withhold
01 – Scott C. Arves	☐	☐
02 – Harold C. Bevis	☐	☐
03 – Roger L. Fix	☐	☐
04 – Robert C. Griffin	☐	☐
05 – Patrick E. Miller	☐	☐
06 – Wayne M. Rancourt	☐	☐
07 – Richard A. Snell	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. A non-binding advisory vote on the frequency of the advisory vote on compensation of our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Commercial Vehicle Group, Inc.

7800 Walton Parkway
New Albany, Ohio 43054
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard A. Snell and Aneezal H. Mohamed and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein all the shares of common stock of Commercial Vehicle Group, Inc. held of record by the undersigned at the close of business on March 27, 2017, at the annual meeting of stockholders to be held on May 16, 2017, at the Courtyard by Marriott Columbus-New Albany, 5211 Forest Drive, New Albany, OH 43054, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

By returning this proxy card you are conferring upon the proxies the authority to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy when properly executed will be voted on as specified by the stockholder. If no specifications are made, the proxy will be voted to elect the nominees described in Proposal 1 on the reverse side, FOR Proposals 2, 3 and 5, and 1 Year for Proposal 4 and with discretionary authority on all other matters that may properly come before the annual meeting or any postponements or adjournments thereof.

ALL STOCKHOLDERS ARE URGED TO VOTE THEIR PROXY AS EARLY AS POSSIBLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C **Non-Voting Items**

Change of Address — Please print new address below.